Exhibit 4.5

EXECUTION VERSION

Anagram International, Inc.

and

Anagram Holdings, LLC

as Issuers,

The Guarantors Party Hereto From Time to Time,

as Guarantors,

and

Ankura Trust Company, LLC

as Trustee and Collateral Trustee

10.00% PIK/Cash Senior Secured Second Lien Notes due 2026

________________________

INDENTURE

Dated as of July 30, 2020

________________________

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

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SECTION 6.11.	UNDERTAKING FOR COSTS...........................................	69
SECTION 6.12.	WAIVER OF STAY OR EXTENSION LAWS ..................	69
	ARTICLE 7
	TRUSTEE
SECTION 7.01.	DUTIES OF TRUSTEE ........................................................	70
SECTION 7.02.	RIGHTS OF TRUSTEE.......................................................	71
SECTION 7.03.	INDIVIDUAL RIGHTS OF TRUSTEE ..............................	72
SECTION 7.04.	TRUSTEE'S DISCLAIMER ...............................................	72
SECTION 7.05.	NOTICE OF DEFAULTS....................................................	73
SECTION 7.06.	COMPENSATION AND INDEMNITY .............................	73
SECTION 7.07.	REPLACEMENT OF TRUSTEE OR COLLATERAL
	TRUSTEE .............................................................................	74
SECTION 7.08.	SUCCESSOR TRUSTEE OR COLLATERAL TRUSTEE
	BY MERGER.......................................................................	75
SECTION 7.09.	ELIGIBILITY; DISQUALIFICATION...............................	75
	ARTICLE 8
	DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 8.01.	DISCHARGE OF LIABILITY ON SECURITIES;
	DEFEASANCE....................................................................	75
SECTION 8.02.	CONDITIONS TO DEFEASANCE ....................................	77
SECTION 8.03.	APPLICATION OF TRUST MONEY ................................	78
SECTION 8.04.	REPAYMENT TO ISSUER ................................................	78
SECTION 8.05.	INDEMNITY FOR GOVERNMENT SECURITIES ..........	78
SECTION 8.06.	REINSTATEMENT.............................................................	78
	ARTICLE 9
	AMENDMENTS AND WAIVERS
SECTION 9.01.	WITHOUT CONSENT OF THE HOLDERS......................	79
SECTION 9.02.	WITH CONSENT OF THE HOLDERS..............................	80
SECTION 9.03.	REVOCATION AND EFFECT OF CONSENTS AND
	WAIVERS............................................................................	81
SECTION 9.04.	NOTATION ON OR EXCHANGE OF SECURITIES .......	82
SECTION 9.05.	TRUSTEE TO SIGN AMENDMENTS...............................	82
SECTION 9.06.	PAYMENT FOR CONSENT ..............................................	82
SECTION 9.07.	ADDITIONAL VOTING TERMS; CALCULATION OF
	PRINCIPAL AMOUNT.......................................................	82
	ARTICLE 10
	GUARANTEES
SECTION 10.01.	GUARANTEES ....................................................................	83
SECTION 10.02.	LIMITATION ON LIABILITY...........................................	84

INDEX
Appendix
Appendix A	Transfer Restrictions
Exhibits
Exhibit A	Form of Security
Exhibit B	Form of Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture
Exhibit D	Form of First Lien/Second Lien Intercreditor Agreement
Schedules
Schedule 1	Existing Indebtedness
Schedule 2	Existing Investments
Schedule 3	Existing Affiliate Relationships
Schedule 4	Existing Liens

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INDENTURE dated as of July 30, 2020 among Anagram Holdings, LLC, a Delaware limited liability company, as issuer ("Anagram LLC"), Anagram International, Inc., a Minnesota corporation, as co-issuer (the "Company" and, together with Anagram LLC, the "Issuers"), the Guarantors (as defined herein) from time to time party hereto, and Ankura Trust Company, LLC, as trustee (together with its successors and permitted assigns, in such capacity, the "Trustee") and collateral trustee (together with its successors and permitted assigns, in such capacity, the "Collateral Trustee") for the benefit of the Secured Parties (as defined herein). The Company is a wholly-owned subsidiary of Anagram LLC. The Issuers are wholly-owned subsidiaries of Party City Holdco Inc. (the "Parent").

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the $84,686,977 aggregate principal amount of the Issuers' 10.00% PIK/Cash Senior Secured Second Lien Notes due 2026, issued pursuant to this Indenture (as defined below) on the date hereof (the "Second Lien Notes"), and any related PIK Securities (as defined below) and any PIK Interest (as defined below) with respect to such Second Lien Notes that may be issued pursuant to this Indenture after the date hereof in the form of Exhibit A attached hereto (all such securities collectively, "Securities"). The Second Lien Notes and any PIK Securities shall constitute a single series hereunder. On the date hereof, the Issuers shall also issue $110.0 million aggregate principal amount of the Issuers' 15.00% PIK/Cash Senior Secured First Lien Notes due 2025 (together with the interest thereon paid "in kind" from time to time, the "First Lien Notes"), under an indenture to be dated as of the date hereof (the "First Lien Indenture"), among the Issuers, the guarantors from time to time party thereto and Ankura Trust Company, LLC, as trustee and the collateral trustee. The Second Lien Notes and the First Lien Notes will not be fungible and will constitute separate and distinct classes of the Issuers' debt securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions. Unless the context otherwise requires, for all purposes under this Indenture, the Intercreditor Agreements (as defined below) and any Security Document (as defined below), (i) references to the Securities include any related PIK Securities and (ii) references to "principal amount" of Securities include any increase in the principal amount of outstanding Second Lien Notes (including the principal amount of PIK Securities) as a result of a payment of PIK Interest with respect to such Second Lien Notes.

"ABL Administrative Agent" means the "ABL Administrative Agent" (as defined in the ABL Intercreditor Agreement or its equivalent term), together with any of its successors and permitted assigns in such capacity.

"ABL Credit Agreement" means that certain "ABL Credit Agreement" (if entered into) as defined in the ABL Intercreditor Agreement or the equivalent term thereunder, which shall (x) be secured by a Lien on the ABL Priority Collateral on a senior-priority basis to the Liens on the Collateral securing the Secured Obligations (as defined in the Security Agreement), shall not be secured by any property or assets of the Issuers or any Subsidiary other than the Collateral, and any Lien on Collateral other than ABL Priority Collateral will be junior to the Lien on the Collateral securing the Secured Obligations, (y) not be guaranteed by any Subsidiaries other than the Guarantors and (z) be subject to the ABL Intercreditor Agreement, as the same may be amended, restated, amended and restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time solely to the extent permitted by this Indenture and the ABL Intercreditor Agreement. Any refinancing of the ABL Credit

Agreement permitted hereunder and the ABL Intercreditor Agreement shall be thereafter deemed to be the ABL Credit Agreement hereunder.

"ABL Intercreditor Agreement" means an intercreditor agreement in a form reasonably acceptable to the Collateral Trustee (with the consent of the Holders of at least a majority in principal amount of the Securities (including PIK Securities) then outstanding voting as a single class (including consents obtained in connection with a purchase of, tender offer or exchange offer for, the Securities)), the ABL Administrative Agent and the collateral trustee for the First Lien Notes, by and among the ABL Administrative Agent, the Collateral Trustee, in its capacity as Second Lien Collateral Trustee for the Second Lien Secured Parties (each, as defined therein), and Ankura Trust Company, LLC as the collateral trustee for the First Lien Notes, in its capacity as First Lien Collateral Trustee for the First Lien Secured Parties (each, as defined therein), and each additional representative party thereto from time to time, and acknowledged by the Issuers and the Guarantors.

"ABL Obligations" means the Obligations of the Issuers and the Guarantors owed pursuant to the documentation governing the ABL Credit Agreement and any related loan and security documents.

"ABL Priority Collateral" means accounts receivable, inventory, deposit accounts, chattel paper, general intangibles and supporting obligations related to any of the foregoing, and other assets related to the foregoing which customarily secure ABL credit facilities similar to the ABL Credit Agreement on a first priority basis.

"Acquired Indebtedness" means, with respect to any specified Person:

(1)Indebtedness of any other Person existing at the time such other Person is consolidated, merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"Applicable Premium" means, with respect to any Security, the greater of: (1) 1.0% of the principal amount of such Security and (2) the excess, if any, of: (a) the present value as of the relevant date of determination of (i) the redemption price of such Security at August 15, 2022 pursuant to Section

3.09hereof plus (ii) all required remaining scheduled interest payments due on such Security through August 15, 2022 (excluding accrued but unpaid interest to the date of determination), computed using a discount rate equal to the Treasury Rate as of such date of determination plus 50 basis points; over (b) the then outstanding principal amount of such Security, as calculated in good faith by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate in good faith; provided that such calculation shall not be a duty or an obligation of the Trustee.

"Asset Sale" means:

(1)the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuers or any of their Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

(2)the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a)any disposition of (i) Cash Equivalents or Investment Grade Securities,

(ii)surplus, obsolete, damaged or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business and (iii) property no longer used or useful in the conduct of business of the Issuers and their Restricted Subsidiaries;

(b)the disposition of all or substantially all of the assets of the Issuers in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.04;

(d)any disposition of assets of the Issuers or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $1.0 million;

(e)any disposition of property or assets or issuance of securities by a Guarantor to an Issuer or by an Issuer or a Guarantor to another Issuer or a Guarantor; provided that in the case of a sale of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral, which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(f)(i) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the termination of leases in the ordinary course of business;

(g)any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of the Issuers or any of the Restricted Subsidiaries or exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(h)dispositions in connection with the granting of a Lien that is permitted under Section 4.12;

(i)the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted under Section 4.03;

(j)any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements; provided any such grants to Affiliates shall be treated as a disposition subject to the requirements of Section 4.07(a) hereof, and if such grant, when treated as a disposition subject to Section 4.07(a), is not in compliance with the requirements of Section 4.07(a), such grant shall constitute an "Asset Sale";

(k)dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(l)the discount of inventory, accounts receivable or notes receivable or the conversion of accounts receivable to notes receivable, in each case in the ordinary course of business;

(m)the abandonment of intellectual property rights in the ordinary course of business which in the reasonable good faith determination of the Issuers are not material to the conduct of the business of the Issuers and the Restricted Subsidiaries taken as a whole; provided that any such abandonments shall be treated as a disposition subject to the requirements of Section 4.07(a) hereof, and if such abandonment, when treated as a disposition subject to Section 4.07(a), is not in compliance with the requirements of Section 4.07(a) hereof, such abandonment shall constitute an "Asset Sale."

(n)licenses for the conduct of licensed departments within the Issuers in the ordinary course of business;

(o)termination of Hedging Obligations pursuant to the terms of the documentation governing such Hedging Obligations;

(p)any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(q)sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(r)dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such disposition are promptly applied to the purchase price of such replacement property.

"Authenticating Agent" has the meaning set forth in Section 2.03.

"Bank Products" means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit.

"Bankruptcy Code" means title 11 of the United States Code, as amended.

"Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

"Business Day" means each day which is not a Legal Holiday.

"Capital Expenditures" means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Financing Lease Obligations, obligations under synthetic leases and Capitalized Software Expenditures that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

"Capital Stock" means:

(1)in the case of a corporation, shares in the capital of such corporation;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Capitalized Software Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries during such period in respect of licensed or purchased software or internally developed software and enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

"Cash Equivalents" means:

(1)United States dollars;

(2)securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3)certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million and permitted under clause (1) above;

(4)repurchase obligations for underlying securities of the types described in clauses

(2)and (3) above entered into with any financial institution meeting the qualifications specified in clause

(3)above, and in each case in United States dollars;

(5)commercial paper rated at least "A2" by Moody's or at least "A" by S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 24 months after the date of creation thereof, and in each case in United States dollars;

(6)marketable short-term money market and similar securities having a rating of at least "A2" or "A" from either Moody's or S&P, respectively (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within 24 months after the date of creation thereof and in United States dollars;

(7)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized rating agency) with maturities of 24 months or less from the date of acquisition;

(8)Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition and in each case in United States dollars;

(9)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated "AAA-" (or the equivalent thereof) or better by S&P or "Aaa3" (or the equivalent thereof) or better by Moody's and in each case in United States dollars; and

(10)investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (9) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than United States dollars; provided that such amounts are converted into United States dollars as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

"Cash Management Services" means any of the following to the extent not constituting a line of credit: treasury and/or cash management services, including, without limitation, controlled disbursement services, foreign exchange facilities, deposit and other accounts and merchant services.

"Change of Control" means the occurrence of any of the following after the Issue Date:

(1)the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

(2)the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuers and their Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or

(3)Parent and/or the Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Parent or, in the case of the Issuers, more than 35% of the total voting power of the Voting Stock of either (x) the Company or (y) Anagram LLC. For purposes of this definition, a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement. Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control under this clause (3) if the Parent or either of the Issuers, as applicable, becomes a direct or indirect wholly-owned subsidiary of one or more holding companies (which may include the Parent in respect of the Issuers) and immediately following that transaction no Person or group, other than one or more Permitted Holders, beneficially owns, directly or indirectly, more than 50% (with respect to the Parent) or 35% (with respect to the Issuers) of the Voting Stock of each such holding company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" has the meaning set forth in Article 2 of the Security Agreement.

"Collateral Trustee" has the meaning set forth in the preamble.

"Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including without limitation the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

"Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

(1)consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Financing Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) penalties and interest related to taxes, (ii) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (iii) any expensing of bridge, commitment and other financing fees, (iv) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting; plus

(2)consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP.

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)any after-tax effect of extraordinary, non-recurring or unusual gains or losses, including costs of and payments of legal settlements, fines, judgments or orders (less all fees and expenses relating thereto) shall be excluded,

(2)the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)any net after-tax gains, charges or losses with respect to disposed, abandoned, closed or discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities and with respect to facilities or distribution centers that have been closed during such period, shall be excluded,

(4)any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (including asset retirement costs) or returned surplus assets of any employee pension benefit plan other than in the ordinary course of business shall be excluded,

(5)the Net Income for such period of any Person that is not a Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuers shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(6)effects of fair value adjustments (including the effects of such adjustments pushed down to the Issuers and their Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent, deferred franchise fees and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue,

(7)any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(8)any impairment charge or asset write-up, write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(9)any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity incentive programs shall be excluded,

(10)any fees and expenses incurred during such period, or any amortization or write- off thereof for such period in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(11)any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded,

(12)the excess of (i) GAAP rent expense over (ii) actual cash rent paid, including the benefit of lease incentives shall be excluded and the excess of (i) actual cash rent paid, including the benefit of lease incentives, over (ii) GAAP rent expense shall be included (in each case during such period due to the use of straight line rent for GAAP purposes), and

(13)any unrealized net gains and losses resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 shall be excluded.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

"Consolidated Total Debt Ratio" means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuers and their Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuers' EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma effect and adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio".

"Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis then outstanding, (2) the aggregate undrawn amount under the ABL Credit Agreement then outstanding and (3) the aggregate amount of all Disqualified Stock of the Issuers and all Preferred Stock of their Restricted Subsidiaries on a consolidated basis then outstanding, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP; provided that Indebtedness of the Issuers and their Restricted Subsidiaries under any revolving credit facility (excluding, for the avoidance of doubt, in the case of the ABL Credit Agreement) as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the "Reference Period"). For purposes hereof, (a) the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified

Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuers, (b)

"Average Monthly Balance" means, with respect to any Indebtedness incurred by the Issuers or their Restricted Subsidiaries under a revolving credit facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) "Individual Monthly Balance" means, with respect to any Indebtedness incurred by the Issuers or their Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuers, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

"Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)to advance or supply funds:

(a)for the purchase or payment of any such primary obligation; or

(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

"Credit Facilities" means, with respect to the Issuers or any of their Restricted Subsidiaries, one or more debt facilities, including the ABL Credit Agreement and any other financing arrangements (including, without limitation, commercial paper facilities, note purchase agreements or indentures) providing for revolving credit loans, term loans, letters of credit, bank guarantees, notes, debt securities or other indebtedness for borrowed money, including any mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any debt facilities, credit facilities, commercial paper facilities, note purchase agreements, indentures or other financing arrangements that replace, refund, supplement or refinance any part of the loans, notes, credit facilities, commitments or other indebtedness thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof.

"Debt Documents" means this Indenture, the Securities, the Security Documents and the Intercreditor Agreements.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

"Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof (in each case other than solely as a result of a change of control or asset sale; provided that the relevant change of control or asset sale provisions, taken as a whole, are no more favorable to holders of such Capital Stock than the change of control and asset sale provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until (or contemporaneously with) compliance with the asset sale and change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Securities or the date the Securities are no longer outstanding; provided, further, that if such Capital Stock is issued to any current or former employee or to any plan for the benefit of employees, directors, officers, members of management or consultants of the Issuers or their Subsidiaries or by any such plan to such employees, directors, officers, members or management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuers or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's, director's, officer's, management member's or consultant's termination, death or disability.

"Domestic Subsidiaries" shall mean all Subsidiaries of the Issuers incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

"EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)increased (without duplication) by:

(a)provision for taxes based on income or profits or capital, including, without limitation, state, franchise, property and similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes (including, in each case, penalties and interest related to such taxes or arising from tax examinations) of or with respect to such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income (including the amount treated as having been paid by such Persons pursuant to Section 4.04(b)(iv)); plus

(b)Fixed Charges of such Person for such period plus bank fees and costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (i), (ii), (iii), and (iv) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d)any expenses or charges (other than depreciation or amortization expense) related to any offering of Qualified Capital Stock, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income to the extent the aggregate amount of all such expenses and charges for such period does not exceed $2,500,000; plus

(e)the amount of any restructuring costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs, costs related to entry into new markets and consulting fees), to the extent the aggregate amount of all such costs, charges, accruals, reserves or expenses for such period does not exceed $2,500,000; plus

(f)any other non-cash charges, including (i) any write offs or write downs,

(ii)equity based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)any net loss from disposed or discontinued operations; plus

(i)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non- cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back,

(2)decreased (without duplication) by:

(a)non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus

(b)any net gain from discontinued operations or net gains from the disposal of discontinued operations, each to the extent increasing Consolidated Net Income; and

(3)increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of ASC Topic Number 460 (Guarantees).

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Fair Market Value" means the price which could be negotiated in an arm's-length, free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as reasonably determined in good faith (x) by senior management of the Issuers or (y), for determinations in excess of $1.0 million, the Board of Directors of Anagram LLC and evidenced by a Board Resolution.

"Financing Lease Obligation" means, at the time any determination thereof is to be made, an obligation that is required to be accounted for as a finance lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time, which obligation effectively transfers control of the underlying asset and constitutes an in-substance financed purchase of an asset; provided that the amount of any Financing Lease Obligation shall be the amount thereof accounted for as a liability in accordance with GAAP; and provided, further and for avoidance of doubt, the term "Financing Lease Obligation" does not include obligations under any operating leases that do not effectively transfer control of the underlying asset and do not represent an in- substance financed purchase of an asset under GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re- codified from time to time, notwithstanding that GAAP and such accounting rules and regulations, such as Accounting Standards Codification 842, may require that such obligations be recognized on the balance sheet of such Person as a lease liability (along with the related right-of-use asset).

"First Lien" means a senior-priority Lien on the Collateral, subject to the First Lien/Second Lien Intercreditor Agreement.

"First Lien/Second Lien Intercreditor Agreement" means that certain first lien/second lien intercreditor agreement in substantially the form of Exhibit D, dated as of the date hereof, by and between the Collateral Trustee and Ankura Trust Company, LLC, as first priority collateral trustee for the first priority secured parties, and, from time to time, any other representative or agent of each class of the secured parties party thereto.

"First Lien Indenture" has the meaning set forth in the preamble.

"First Lien Notes" has the meaning set forth in the preamble.

"First Lien Obligation" means any Obligations secured by a First Lien (other than any ABL Obligation).

"First Lien Secured Parties" means the "Secured Parties" as defined in the First Lien

Indenture.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) the result of (i) EBITDA of such Person for such period minus (ii) the sum of (A) all Capital Expenditures made by such Person and its Subsidiaries during such period and (B) all income taxes paid or payable by such Person and its Subsidiaries during such period (including any amount treated as having been paid by such Person and its Subsidiaries pursuant to Section 4.04(b)(iv) during such period) to (b) the sum of (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period (to the extent there is an equivalent permanent reduction in the commitments thereunder) and (ii) all Fixed Charges of such Person for such period. In the event that either of the Issuers or any Restricted Subsidiary incurs, assumes, guarantees, repurchases, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repurchase, redemption, retirement or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes that the Issuers or any of their Restricted Subsidiaries have made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers, consolidations, discontinued operations and operational changes (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into either of the Issuers or any of their Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger, consolidation, discontinued operation or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuers to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may reasonably designate in good faith. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such indebtedness during the applicable period.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

"Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1)Consolidated Interest Expense of such Person for such period;

(2)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

"Foreign Subsidiary" means (1) any Guarantor that is not a Domestic Subsidiary and (2) any Restricted Subsidiary of such Guarantor.

"GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date. For purposes of this Indenture, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries.

"Government Securities" means securities that are:

(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

"Grantor Supplement" means a supplement to the Security Agreement substantially in the form of Exhibit H attached to the Security Agreement.

"guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

"Guarantee" means the guarantee by any Guarantor of the Issuers' Obligations under this Indenture and the Securities.

"Guarantor" means each Restricted Subsidiary that Guarantees the Securities in accordance with the terms of this Indenture. On the Issue Date, Anagram International Holdings, Inc. will be the sole Guarantor.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

"Holder" means the Person in whose name a Security is registered on the registrar's books.

"Immaterial Subsidiary" means, with respect to the Issuers, any Subsidiary designated in good faith by the Board of Directors and evidenced by a Board Resolution as an Immaterial Subsidiary. At the time of designation as an Immaterial Subsidiary each such Subsidiary must have total assets with a Fair Market Value of less than $1.0 million. The Fair Market Value of the total assets of all Immaterial Subsidiaries of the Issuers, in the aggregate, may not exceed $2.0 million at any time. If at any time and from time to time after the Issue Date, the Fair Market Value of the total assets of any Immaterial Subsidiary of the Issuer exceeds $1.0 million (or all Immaterial Subsidiaries of the Issuers, in the aggregate, exceeds $2.0 million), then the Issuers shall promptly designate in writing to the Collateral Trustee that such Subsidiary is (or one or more of such Subsidiaries are) no longer an Immaterial Subsidiary for purposes of this Indenture to the extent required such that the foregoing conditions cease to be true.

"Indebtedness" means, with respect to any Person, without duplication:

(1)any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)in respect of borrowed money;

(b)evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)representing the balance deferred and unpaid of the purchase price of any property (including Financing Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation, in each case accrued in the ordinary course of business, (ii) any earn- out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable, and

(iii)any such obligations under ERISA or liabilities associated with customer prepayments; or

(d)representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and (2) deferred or prepaid revenues.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

"Indenture" means this Indenture as amended or supplemented from time to time.

"Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith reasonable judgment of the Issuers, qualified to perform the task for which it has been engaged.

"Intercreditor Agreements" means, collectively, (a) the First Lien/Second Lien Intercreditor Agreement and (b) the ABL Intercreditor Agreement, each as amended, restated, modified or supplemented from time to time in accordance with the terms of this Indenture and such Intercreditor Agreement.

"Intra-Company Agreements" means (a) the services agreement for the provision of corporate services by Party City Holdco Inc. or its affiliates to the Company, (b) the product purchase agreement for the purchases of products from the Company by Party City Holdco Inc. or its affiliates and

(c)the intellectual property license agreement among Party City, its affiliates and the Company, in each case, as amended from time to time.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

"Investment Grade Securities" means:

(1)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)securities or instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuers and their Subsidiaries; and

(3)investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, reasonable travel and similar advances to officers, directors, distributors, consultants and employees, in each case made in the ordinary course of business and consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of the Issuers in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs, but giving effect to any repayments thereof in the form of loans and any return on capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of such Investment).

"Issue Date" means July 30, 2020.

"Issuers" means the parties named as such in the preamble and successors thereto.

"Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or in the State at the place of payment. If a payment date at a place of payment is on a Legal Holiday, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

"Lien" means, with respect to any asset, any mortgage, lien, deed of trust, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement), any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

"Mandatory AHYDO Catch-Up Payment" has the meaning set forth in Section 3.10(b).

"Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

"Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

"Net Proceeds" means the aggregate proceeds received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries that are not Guarantors as a result of any such Asset Sale by such Restricted Subsidiary, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Issuers or any Restricted Subsidiary as a result of such Asset Sale, until such time as such claim shall have been settled or otherwise finally resolved, or paid or payable by the Issuers or any Restricted Subsidiary, in either case, in respect of such Asset Sale, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Indenture (including taxes that are or would be imposed on the distribution or repatriation of any such Net Proceeds) (after taking into account any available tax credits or deductions and any tax sharing arrangements directly relating to such Asset Sale), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Indebtedness under the Debt Documents and Subordinated Indebtedness) secured by a Lien on the assets disposed of required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuers or any of their Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuers or any of their Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

"Obligations" means any principal, accrued but unpaid interest (including PIK Interest and any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, premiums, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

"Offering Memorandum" means the exchange offer memorandum and consent solicitation statement relating to the Second Lien Notes, dated June 26, 2020.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuers.

"Officer's Certificate" means a certificate signed on behalf of the Issuers by an Officer of each of the Issuers which meets the requirements set forth in this Indenture and is delivered to the Trustee.

"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Issuers.

"Parent" has the meaning set forth in the preamble.

"Paying Agent" means an office or agency maintained by the Issuers pursuant to the terms of this Indenture, where Securities may be presented for payment.

"Permitted Holders" means (i) members of the Ad Hoc Group (as such term is defined in the Offering Memorandum) and (ii) any group (within the meaning of Section 13(d)(3) or Section

14(d)(2) of the Exchange Act or any successor provision) of which any of the Ad Hoc Group are members. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of Section 4.08 (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with Section 4.08) shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.

"Permitted Investment" means:

(1)any Investment in the Issuers or any Guarantor;

(2)any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(3)any Investment by the Issuers or any of their Restricted Subsidiaries in any Person listed on Schedule 2 hereto if as a result of such Investment:

(a)such Person becomes a Guarantor; or

(b)such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuers or a Guarantor, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.06(a) or any other disposition of assets not constituting an Asset Sale;

(5)any Investment existing on the Issue Date and listed on Schedule 2 hereto; provided that the amount of any such Investment may not be increased above the amount outstanding on the Issue Date unless otherwise permitted under this Indenture;

(6)any Investment acquired by the Issuers or any of its Restricted Subsidiaries:

(a)in exchange for any other Investment or accounts receivable held by the Issuers or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable;

(b)as a result of a foreclosure by the Issuers or any of their Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(c)as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; or

(d)in settlement of debts created in the ordinary course of business;

(7)Hedging Obligations permitted under Section 4.03(b)(ix);

(8)Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuers, or any of their direct or indirect parent companies;

(9)guarantees (including Guarantees) of Indebtedness of the Issuer or any Restricted Subsidiary permitted under Section 4.03, including, without limitation, any guarantee or other obligation issued or incurred under the ABL Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) and performance guarantees that are Contingent Obligations in the ordinary course of business;

(10)Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;

(11)Investments, taken together with all other Investments made pursuant to this clause (11), in an aggregate amount not to exceed $4.0 million in any one year period following the Issue Date (with unused amounts carried over to subsequent one year periods); provided (i) that any Investments made pursuant to this clause (11) (a) shall be made in the form of cash or Cash Equivalents,

(b)shall be made in a Person engaged in a Similar Business, (c) shall not be made in connection with a restructuring or recapitalization of the Issuers or any Guarantor and (d) shall not be in the form of any contribution of assets (tangible or intangible) or loan to (or guarantee on behalf of) any Affiliate of the Issuer or any Guarantor, and (ii) that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary of the Issuers at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (5) above and shall cease to have been made pursuant to this clause (11);

(12)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course;

(13)Investments in any Restricted Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(14)Investments in the ordinary course of business consisting of (x) Uniform Commercial Code Article 3 endorsements for collection or deposit and (y) Article 4 customary trade arrangements with customers that are not Affiliates of the Issuers or any Restricted Subsidiary and otherwise consistent with past practices;

(15)the Securities and the related Guarantees; and

(16)guarantees of leases (other than capital leases) or of other obligations not constituting Indebtedness in favor of Persons who are not Affiliates of the Issuers or any Restricted Subsidiary, in each case in the ordinary course of business.

"Permitted Liens" means, with respect to any Person:

(1)(a) (i) pledges, deposits or security by such Person under workmen's compensation laws, unemployment insurance, employers' health tax and other social security laws or similar legislation or regulations, health, disability or other employee benefits or property and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuers or any Subsidiary; or (b) Liens, pledges and deposits in connection with bids, tenders, contracts (other than for Indebtedness for borrowed money) or leases, statutory obligations, surety, customs, bid and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, performance and completion guarantees and other obligations of a like nature (including letters of credit in lieu of any such items or to support the issuance thereof), in each case of clauses (a) and (b) above, incurred in the ordinary course of business to secure health, safety and environmental obligations and obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items described in this clause (1);

(2)Liens imposed by law, such as landlord's, carriers', warehousemen's, materialmen's, repairmen's, construction and mechanics' Liens, in each case so long as such Liens arise in the ordinary course of business and secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue either (i) such amounts are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(3)Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or, if overdue by more than 30 days, such taxes, assessments or other governmental charges (i) are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or (ii) are taxes, assessments or other governmental charges with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect;

(4)Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5)minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)Liens existing on the Issue Date and listed on Schedule 4 hereto;

(7)Liens securing Indebtedness permitted to be incurred pursuant to clause (xviii)(b) of Section 4.03(b) and existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary in accordance with the provisions of this Indenture; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a

Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuers or any of their Restricted Subsidiaries;

(8)Liens securing Indebtedness permitted to be incurred pursuant to clause (xviii)(b) of Section 4.03(b) and existing on property at the time the Issuers or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuers or any of their Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuers or any of their Restricted Subsidiaries;

(9)Liens securing Indebtedness (A) permitted to be incurred pursuant to clause (iv) of Section 4.03(b); provided that such Liens do not extend to any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Indebtedness being incurred pursuant to clause (iv) of Section 4.03(b) except that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender, and (B) in an amount not to exceed $5.0 million at any one time outstanding;

(10)Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture;

(11)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances, a bank guarantee or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)leases, subleases, licenses or sublicenses, grants or permits (including with respect to intellectual property and software) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuers or any of their Restricted Subsidiaries and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(13)Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts in connection with any transaction otherwise permitted under this Indenture;

(14)Liens in favor of the Issuers or any Guarantor;

(15)Liens on equipment of the Issuers or any of their Restricted Subsidiaries granted in the ordinary course of business to the Issuers' clients that are not Affiliates of the Issuers or any Restricted Subsidiary;

(16)Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), and this clause (16) hereof; provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) and proceeds and products thereof, (b) such new Lien shall have the same Lien priorities as the prior Lien, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and this clause (16) hereof at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees (including original issue discount, upfront fees or similar fees) and expenses, including premiums (including tender premiums and accrued and unpaid interest (including PIK Interest, if any)), penalties or similar amounts, related to such modification, refinancing, refunding, extension, renewal or replacement;

(17)deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(18)Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(e) so long as such Liens are, adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(19)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(20)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(21)Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under Section 4.03; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

(22)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(23)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations in the ordinary course of business with banks and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuers or any of their Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuers and their Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuers or any of their Restricted Subsidiaries in the ordinary course of business;

(24)Liens solely on any cash earnest money deposits made by the Issuers or any of their Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(25)the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuers or any of their Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(26)restrictive covenants affecting the use to which real property may be put entered into in the ordinary course of business; provided, however, that the covenants are complied with;

(27)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(28)zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(29)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuers or any Restricted Subsidiary in the ordinary course of business;

(30)(i) customary transfer restrictions and purchase options in joint venture and similar agreements permitted under this Indenture, (ii) Liens on Equity Interests in joint ventures securing obligations of such joint ventures permitted under this Indenture and (iii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business and permitted under this Indenture, including, without limitation, in all such cases pursuant to clauses (i) through (iii), with respect to Convergram de Mexico S. de R.L.;

(31)(i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, (ii) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business and (iii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(32)Liens securing (i) the Securities and Guarantees of the Securities and (ii) the First Lien Notes and Guarantees (as defined in the First Lien Indenture) of the First Lien Notes, so long as any such Liens on the First Lien Notes are subject to the terms of the First Lien/Second Lien Intercreditor Agreement;

(33)Liens securing obligations in respect of (x) Indebtedness and other obligations permitted to be incurred under any Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to clause (i) of Section 4.03(b) or any Refinancing Indebtedness in respect thereof) and (y) obligations of the Issuers or any Guarantor in respect of any Bank Products or Cash Management Services provided by any lender party to any Credit Facility or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into); provided, however, that (i) any such Lien on Collateral other than ABL Priority Collateral will be junior to the Liens with respect to Secured Obligations and (ii) any such Lien shall be subject to the ABL Intercreditor Agreement; provided, further, that all such Liens pursuant to clauses (x) and (y) hereof are subject to the limitations contained in the definition of "ABL Credit Agreement" and "ABL Priority Collateral";

(34)Liens on cash and Cash Equivalents that are earmarked to be used to defease, redeem, satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be defeased, redeemed, satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be defeased, redeemed, satisfied or discharged, and (c) the defeasance, redemption, satisfaction or discharge of such Indebtedness is expressly permitted under this Indenture; and

(35)Liens securing Indebtedness incurred pursuant to Section 4.03(b)(xvi) or any Refinancing Indebtedness in respect thereof in connection with a Sale and Lease-Back Transaction.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"PIK Interest" has the meaning set forth in Section 2.15 hereof.

"PIK Securities" means additional Second Lien Notes issued under this Indenture on the same terms and conditions as the Second Lien Notes issued on the Issue Date in connection with the payment of PIK Interest. For the avoidance of doubt, the term "PIK Securities" shall not include any increases to the principal amount of the outstanding Global Securities as a result of a payment of PIK Interest.

"Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

"Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Stock and that are not convertible into or exchangeable into Disqualified Stock; provided that such Capital Stock shall not be deemed Qualified Capital Stock to the extent financed, directly or indirectly, using funds borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid.

"Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating publicly available, a nationally recognized statistical rating agency or agencies, as the case may be.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the

Issuers.

"S&P" means S&P Global Ratings and any successor to its rating agency business.

"Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuers or any of their Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuers or such Restricted Subsidiary to a third Person in contemplation of such leasing to which funds have been or are to be advanced by such third Person on the security of the leased property; provided that in connection with any Sale and Lease-Back Transaction, an Issuer or such Restricted Subsidiary shall have received cash proceeds in an amount equal to or greater than the Fair Market Value of such property so sold or transferred on terms at least as favorable to such Issuer or such Restricted Subsidiary as could be obtained on an arm's length basis from a non-Affiliate, as reasonably determined by the board of directors of Anagram LLC in good faith.

"SEC" means the U.S. Securities and Exchange Commission.

"Second Lien Notes" has the meaning set forth in the preamble.

"Secured Indebtedness" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries, as applicable, secured by a Lien.

"Secured Obligations" has the meaning set forth in the Security Agreement.

"Secured Parties" has the meaning set forth in the Security Agreement.

"Securities" has the meaning given to such term in the preamble.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Security Agreement" means that certain Second Lien Pledge and Security Agreement, dated as of the date hereof, by and among the Issuers, the Guarantors, as grantors, and the Collateral Trustee, as amended, restated, amended and restated, supplemented, renewed, replaced or otherwise modified, in whole or part, from time to time, in accordance with its terms.

"Security Documents" means the Security Agreement and any one or more additional security agreements, pledge agreements, intellectual property security agreements, collateral assignments, intellectual property security agreements, mortgages, deeds of covenants, assignments of earnings and insurances, share pledges, share charges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Issuers or the Guarantors to be entered into on the Issue Date for such Issuer or Guarantor, creating, or purporting to create, a Lien upon all or a portion of the Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties, in each case as amended, restated, amended and restated, supplemented, renewed, replaced or otherwise modified, in whole or part, from time to time, in accordance with its terms.

"Security Register" means the register of Securities, maintained by the Registrar, pursuant to Section 2.04 hereof.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

"Similar Business" means any business conducted by the Issuers and its Restricted Subsidiaries on the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, any sourcing companies created in connection with any of the foregoing).

"Subordinated Indebtedness" means, with respect to the Securities,

(1)any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Securities, and

(2)any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Securities.

"Subsidiary" means, with respect to any Person:

(1)any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2)any partnership, joint venture, limited liability company or similar entity of which

(x)more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2022; provided, however, that if the period from the redemption date to August 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§

77aaa-77bbbb).

"Trust Officer" means:

(1)any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject, and

(2)who shall have direct responsibility for the administration of this Indenture.

"Trustee" means the party named as such in the preamble until a successor replaces it and, thereafter, means the successor.

"Uniform Commercial Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

"Unrestricted Cash" means, as of any date of determination, with respect to the Issuers and their Subsidiaries on a consolidated basis, all cash and Cash Equivalents of such Persons, as of the date of such determination (i) that is not pledged as performance collateral or bid bond collateral, (ii) that is not deposited in any account that is blocked and not accessible to the Issuers or any of their Subsidiaries following the occurrence of an event of default or other enforcement action under any financing or security document to which the Issuers or such Subsidiary is a party (other than pursuant to the Security Documents), and (iii) that would not be designated as "restricted" on a consolidated balance sheet in accordance with GAAP.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)the sum of all such payments;

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the "Applicable Indebtedness"), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

"Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be directly or indirectly owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.	Other Definitions.
Term	Defined in Section
"Additional Interest"	2.12
"Affiliate Transaction"	4.07(a)
"Asset Sale Offer"	4.06(b)
"Asset Sale Offer Threshold"	4.06(b)
"Change of Control Offer"	4.08(a)
"Change of Control Payment"	4.08(a)
"Change of Control Payment Date"	4.08(b)(ii)
"Clearstream"	Appendix A
"covenant defeasance option"	8.01(2)
"Definitive Security"	Appendix A
"Depository"	Appendix A
"DTC"	1.04(h)
"Euroclear"	Appendix A
"Event of Default"	6.01
"Global Securities"	Appendix A
"Global Securities Legend"	Appendix A
"Guaranteed Obligations"	10.01(a)
"IAI"	Appendix A
"incur"	4.03(a)
"legal defeasance option"	8.01(2)
29

"OID Legend"	Appendix A
"Payment Default"	2.12
"protected purchaser"	2.08
"QIB"	Appendix A
"Refinancing Indebtedness"	4.03(b)(xi)
"Registrar"	2.04(a)
"Regulation S"	Appendix A
"Regulation S Global Securities"	Appendix A
"Regulation S Permanent Global Security"	Appendix A
"Regulation S Securities"	Appendix A
"Regulation S Temporary Global Security"	Appendix A
"Restricted Payments"	4.04(a)
"Restricted Period"	Appendix A
"Restricted Securities Legend"	Appendix A
"Rule 144A"	Appendix A
"Rule 144A Global Securities"	Appendix A
"Rule 144A Securities"	Appendix A
"Rule 501"	Appendix A
"Securities Custodian"	Appendix A
"Successor Company"	5.01(a)(i)
"Successor Person"	5.01(b)(i)
"Tax Group"	4.04(b)(iv)
"Transfer Restricted Securities"	Appendix A
"Unrestricted Definitive Security"	Appendix A
"Unrestricted Global Security"	Appendix A

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)"or" is not exclusive;

(d)"including" means including without limitation;

(e)words in the singular include the plural and words in the plural include the singular;

(f)unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness, and senior Indebtedness shall not be deemed to be subordinate or junior to any other senior Indebtedness merely by virtue of its junior priority with respect to the same collateral;

(g)"$" and "U.S. dollars" each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(h)"consolidated" means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries;

(i)"will" shall be interpreted to express a command;

(j)provisions apply to successive events and transactions;

(k)unless the context otherwise requires, any reference to an "Appendix," "Article," "Section," "clause," "Schedule" or "Exhibit" refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(l)the words "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(m)references to sections of, or rules under the Securities Act, the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(n)unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(o)the Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture, including Section 316(b) thereof. No provisions of the Trust Indenture Act are incorporated into this Indenture, other than as referenced for the limited purpose set forth in Section 7.09 hereof.

SECTION 1.04.	Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.04.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)The ownership of Securities shall be proved by the Security Register.

(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

(e)The Issuers may, at their option, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders, but the Issuers shall have no obligation to do so.

(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)Without limiting the generality of the foregoing, a Holder, including the Depositary, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary may provide its proxy to the beneficial owners of interests in any such Global Security through such Depositary's standing instructions and customary practices.

(h)The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by The Depository Trust Company ("DTC") entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Amount of Securities. The aggregate principal amount of Second Lien Notes that may be authenticated and delivered under this Indenture on the Issue Date is $84,686,977. Subject to the terms of this Indenture, PIK Securities may also be issued after the Issue Date to pay PIK Interest. The Second Lien Notes (including any increase in the principal amount of the Second Lien Notes as a result of a payment of PIK Interest) and any related PIK Securities subsequently issued under this Indenture as a result of payment of PIK Interest will be treated as a single class for all purposes hereunder, including, without limitation, waivers, amendments, redemptions and offers to purchase, and under the Intercreditor Agreements and the Security Documents. Except as specified above, additional securities of the same class as the Securities may not be issued under this Indenture. The Company shall maintain a register of the outstanding principal amount of Second Lien Notes, reflecting any increase on account of PIK Interest thereon, any PIK Securities, and any redemptions or prepayments thereof. Absent manifest error, such register shall be conclusive evidence of the outstanding principal amount of Second Lien Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to principal amounts of the Second Lien Notes on such register and shall have no liability or responsibility for such register.

SECTION 2.02. Form and Dating. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated into and expressly made a part of this Indenture. The Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and subject to the issuance of PIK Securities as described herein, in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof.

SECTION 2.03. Execution and Authentication. On the Issue Date, the Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each Issuer (an "Authentication Order") Second Lien Notes for original issue on the Issue Date in an aggregate principal amount of $84,686,977. In addition, subject to the terms of this Indenture, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any PIK Securities issued after the Issue Date to pay PIK Interest. Such Authentication Order shall specify the amount of the Securities to be authenticated and the date on which the issue of Securities is to be authenticated, the registered holder of each of the Securities and delivery instructions. It is understood that, notwithstanding anything to the contrary in this Indenture, only an Authentication Order and an Officer's Certificate and not an Opinion of Counsel is required for the Trustee to authenticate Securities.

One Officer shall sign the Securities for each of the Issuers by manual, facsimile or PDF signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents (an "Authenticating Agent") reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

SECTION 2.04. Registrar and Paying Agent.

(a)The Issuers shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and (ii) a Paying Agent. The

Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrars. The term "Paying Agent" includes the Paying Agent and any additional paying agents. The Issuers initially appoint the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities. The Issuers initially appoint DTC to act as Depositary with respect to the Global Securities.

(b)The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.

(c)The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee and without prior notice to any Holder; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to or on each due date of the principal of and cash interest on any Security, the Issuers shall deposit with a Paying Agent a sum sufficient to pay such principal and cash interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and cash interest on the Securities, and shall notify the Trustee in writing of any default by the Issuers in making any such payment. The Issuers at any time or, during the continuance of a Default under this Indenture, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Securities.

Prior to or on each due date of PIK Interest on any Security, the Issuers shall direct the Trustee in writing, to either, on the date of such interest payment: (i) increase the amount of the Global Securities (and specify such amount) or (ii) issue PIK Securities to pay any such PIK Interest.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met.

When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of any Securities (i) selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or (iii) between a regular record date and the next succeeding interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Issuers, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of

(i)the Trustee to protect the Trustee or (ii) the Issuers to protect the Issuers, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation, attorneys' fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or any date of purchase pursuant to an offer to purchase money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed, maturing or purchased, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuers, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest and Additional Interest. If the Issuers default in a payment of interest on the Securities (a "Payment Default"), the Issuers shall pay the defaulted interest then borne by the Securities plus additional interest ("Additional Interest") on the principal amount of the Securities (including PIK Securities) at a rate of 2.0% per annum (plus interest on such defaulted interest to the extent lawful) in cash and in any lawful manner. The Issuers may pay the defaulted interest and Additional Interest to the Persons who are Holders on a subsequent special record date. Additional Interest shall continue to accrue on the outstanding principal amount of the Securities (including PIK Securities) until, but not including, the date the related Payment Default is cured. The Issuers shall fix or cause to be fixed any such special record date and payment and shall promptly mail or cause to be sent, or otherwise deliver in accordance with the procedures of DTC, to each affected Holder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest and Additional Interest to be paid. The Issuers shall notify the Trustee in writing of the amount of defaulted cash interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Issuers in issuing the Securities may use CUSIP numbers, ISINs and "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and "Common Code" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and "Common Code" numbers.

SECTION 2.14. Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities outstanding at such date of determination (including any outstanding PIK Securities and any increased principal amounts as a result of any payment of PIK Interest). With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.04 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuers and delivered to the Trustee pursuant to an Officer's Certificate.

SECTION 2.15. Payment of Interest; Issuance of PIK Securities. Interest shall be

(a)payable semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 2021 and (b) computed on the basis of a 360-day year of twelve 30-day months. On each interest payment date, the Issuers shall pay scheduled payments of interest consisting of interest: (1) payable at a rate per annum of 5.00%, at the option of the Issuers, either (x) in cash or (y) "in-kind" ("PIK Interest") by increasing the principal amount of the Securities outstanding or, with respect to Securities represented by certificated notes, issuing additional PIK Securities and (2) payable at a rate per annum of 5.00%, in the form of PIK Interest only; provided, however, that on August 15, 2025 interest shall be payable at a rate per annum of 10.00% in the form of PIK Interest only. The Issuers shall notify the Trustee whether interest on the Securities shall be paid in cash or in the form of PIK Interest at least five business days prior to any interest payment date.

Any issue of PIK Securities will be secured, equally and ratably, with the Second Lien Notes. At all times, PIK Interest on the Second Lien Notes will be payable (x) with respect to Second Lien Notes represented by one or more Global Securities registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Securities by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in a written order from the Issuers to the Trustee, and the Trustee, upon receipt of the written order from the Issuers, will record such increase in such Global Security and (y) with respect to Second Lien Notes represented by Definitive Securities, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, upon receipt of an Authentication Order from the Issuers, authenticate and deliver such PIK Securities in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of any outstanding Global Securities as a result of a payment of PIK Interest, such Global Security will bear interest on such increased principal amount from and after the date of such payment. Any PIK Securities issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Securities issued pursuant to a payment of PIK Interest will be governed by, and subject to the terms, provisions and conditions of, the Indenture, the Intercreditor Agreements and the Security Documents and shall have the same rights and benefits as the corresponding Second Lien Notes issued on the date of the Indenture. Any certificated PIK Securities will be issued with the description "PIK" on the face of such PIK Security.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 3.09 hereof, together with accrued and unpaid interest (including PIK Interest) to, but excluding, the redemption date; provided that in the event of a partial redemption of the Securities, at least $25.0 million aggregate principal amount of Securities shall remain outstanding following such partial redemption.

SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03. Notices to Trustee. If the Issuers elects to redeem Securities pursuant to the optional redemption provisions of Section 3.09 hereof, they shall notify the Trustee in writing of (i) the Section or subsection of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuers shall give notice to the Trustee provided for in this paragraph at least two (2) Business Days (or such shorter period as shall be acceptable to the Trustee) before notice of redemption is required to be delivered or mailed to Holders pursuant to Section 3.05 but not more than 60 days before a redemption date if the redemption is pursuant to Section 3.09; provided, notice may be given more than 60 days prior to a redemption date if the notice is (i) issued in connection with Section 8.01 or (ii) conditioned upon satisfaction (or waiver by the Issuer in its sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion). Such notice shall be accompanied by an Officer's Certificate from the Issuers to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Securities to Be Redeemed. In the case of any partial redemption or purchase, the Trustee shall select the Securities to be redeemed or purchased on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable, by lot or such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with the procedures of DTC; provided that no Securities of $250,000 or less shall be redeemed or purchased in part and all redemptions or purchases shall be made in increments of $1.00. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $250,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the

Securities or portions of Securities to be redeemed. After the redemption date, upon surrender of the Security to be redeemed in part only, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Securities upon cancellation of the original Security (or appropriate book entries shall be made to reflect such partial redemption).

SECTION 3.05. Notice of Optional Redemption.

(a)At least 10 days but not more than 60 days before a redemption date pursuant to the optional redemption provisions of Section 3.09 hereof, the Issuers shall send electronically, mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed (except that such notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is (i) issued in connection with Section 8.01 or (ii) conditioned upon satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion)).

Any such notice shall identify the Securities to be redeemed and shall state:

(i)the redemption date;

(ii)the redemption price and the amount of accrued and unpaid interest (including PIK Interest) to the redemption date;

(iii)the Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(iv)the name and address of the Paying Agent;

(v)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(vi)if fewer than all the outstanding Securities are to be redeemed, the principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vii)any condition to such redemption;

(viii)that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(ix)the CUSIP number, ISIN and/or "Common Code" number, if any, printed on the Securities being redeemed; and

(x)that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or "Common Code" number, if any, listed in such notice or printed on the Securities.

(b)At the Issuers' written request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section at least 2 Business Days (or such shorter period as shall be acceptable to the Trustee) prior to the date such notice is to be provided to Holders.

(c)Notice of any redemption of Securities described above may be given prior to such redemption, and any such redemption or notice may, at the Issuers' sole discretion, be subject to one or more conditions precedent, and any notice of redemption made in connection with a related transaction or event may, at the Issuers' discretion, be given prior to the completion or the occurrence thereof. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and, if applicable, shall state that, in the Issuers' sole discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived, in the Issuers' sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Issuers' discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Issuers shall provide written notice to the Trustee prior to the close of business on the Business Day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Securities shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall deliver such notice to each Holder. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers' obligations with respect to such redemption may be performed by another Person.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except as described in Section

3.05). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest (including PIK Interest), to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest (including PIK Interest) shall be payable to the Holder of the redeemed Securities registered on the relevant record date. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. With respect to any Securities, prior to 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Issuers or a Wholly-Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (including accrued and unpaid PIK Interest, which for the avoidance of doubt shall be paid in cash) on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest (including PIK Interest, which for the avoidance of doubt shall be paid in cash) on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture or applicable law. If a Security is redeemed on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including PIK Interest, which for the avoidance of doubt shall be paid in cash) to the redemption date shall be paid on the relevant interest payment date to the Person in whose name such Security was registered at the close of business on such record date.

SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered; provided that no Securities of $250,000 or less shall be redeemed in part and all redemptions shall be made in increments of $1.00. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer's Certificate is required for the Trustee to authenticate such new Security.

SECTION 3.09. Optional Redemption. The Securities shall not be redeemable at the option of the Issuers prior to August 15, 2022. On August 15, 2022 or thereafter, the Issuers may redeem the Securities, at their option, in whole at any time or in part from time to time, upon notice in accordance with Section 3.05 hereof, at the following redemption prices (expressed as a percentage of the principal amount of the Securities to be redeemed), plus accrued and unpaid interest (including PIK Interest, which for the avoidance of doubt shall be paid in cash) thereon to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of each of the years set forth below:

Year	Percentage
2022	103.00%
2023	102.00%
2024 through and excluding August 15, 2025	101.00%

At any time on or after August 15, 2025, the Issuers may redeem all or a part of the Securities, at their option, at any time or from time to time, upon notice in accordance with Section 3.05 of this Indenture or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus accrued and unpaid interest (including PIK Interest, which for the avoidance of doubt shall be paid in cash) to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 3.10. Mandatory AHYDO Catch-Up Payment.

(a)For U.S. federal (and, if applicable, state and local) income tax purposes only, (i) the first "accrual period" (as defined in Section 1272(a)(5) of the Code and Treas. Reg. § 1.1272- 1(b)(1)(ii)) beginning on the Issue Date shall end on February 15, 2021, (ii) each successive accrual period until February 15, 2025 shall be a semiannual accrual period ending on August 15 or February 15, as applicable, (iii) the accrual period beginning on February 16, 2025 shall end on February 15, 2026 and

(iv)the accrual period beginning on February 16, 2026 shall end on August 15, 2026.

(b)On February 15, 2026, the Issuers shall redeem a portion of the Securities in an amount necessary (a "Mandatory AHYDO Catch-Up Payment") such that the Securities do not have "significant original issue discount" within the meaning of Section 163(i)(1)(C) of the Code, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus accrued and unpaid interest (including PIK Interest, which for the avoidance of doubt shall be paid in cash) to, but not including, February 15, 2026. It is intended that no Security will be an "applicable high yield discount obligation" within the meaning of Section 163(i)(1) of the Code. The Issuers shall notify the Trustee of the amount of the Mandatory AHYDO Catch-Up Payment at least five business days prior to February 15, 2026. The Trustee shall not at any time be under any duty or obligation to any Holder with respect to any determination or calculation with respect to any Mandatory AHYDO Catch-Up Payment.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities. The Issuers, jointly and severally, shall promptly pay the principal of, premium, if any, and interest on the Securities, on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest (including cash interest and PIK Interest payable in PIK Securities or an increased principal amount of Second Lien Notes) shall be considered paid on the date due if: (i) on such date the Trustee or the Paying Agent holds as of 11:00 a.m., New York City time, money sufficient to pay all principal and cash interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture and (ii) the Trustee has received delivery of an Authentication Order on or prior to the date the payment is due with respect to any PIK Securities to be authenticated and delivered or written direction as provided in Section 2.05 for any increased principal amount of the applicable Global Securities sufficient to pay all PIK Interest then due.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Indenture and/or in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02. Reports and Other Information.

(a)So long as any Securities are outstanding, the Issuers will furnish to the Trustee within 15 business days after the applicable date such information would be required to be filed with the SEC if the Issuers were reporting companies under the Exchange Act as a non-accelerated filer (without giving effect to any extensions permitted by Rule 12b-25):

(i)annual reports containing substantially all of the financial information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act of the Issuers, or any successor or comparable form, containing the financial information required to be contained therein, or required in such successor or comparable form as if the Issuers had been a reporting company under the Exchange Act for such period, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" (which shall be limited to income statement, balance sheet and cash flow information) with respect to the periods presented and an audit report on the annual financial statements by the Issuers' independent registered public accounting firm;

(ii)quarterly reports containing substantially all of the financial information that would have been required to be contained in a Quarterly Report on Form 10-Q of the Issuers containing all quarterly financial information that would be required to be contained in Form 10-Q, or any successor or comparable form as if the Issuers had been a reporting company under the Exchange Act for such period, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" (which shall be limited to income statement, balance sheet and cash flow information), subject to normal year-end adjustments; and

(iii)such other reports on Form 8-K, or any successor or comparable form as if the Issuers had been a reporting company under the Exchange Act for such period;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuers shall make available such information to securities analysts and prospective purchasers of Securities, in addition to providing such information to the Trustee and the Holders of the Securities, including by posting such information on a password protected online data system requiring user identification or the website of the Issuers or any of its parent companies (which may be password protected so long as the password is made promptly available by the Issuers to the Trustee, the Holders of the Securities and such prospective purchasers upon request); provided, further, that such reports required pursuant to clauses (i), (ii) and (iii) above (a) shall not be required to comply with Section 302, Section 404 or 906 of the Sarbanes-Oxley Act of 2002, as amended, or related Items 307, 308 and 308T of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (b) shall not be required to comply with Items 402, 403, 406 and 407 of Regulation S-K promulgated by the SEC, (c) shall not be required to comply with Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC and (d) shall not be required to include any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K promulgated by the SEC; provided further that the obligations under this Section 4.02 shall not apply to the period ended March 31, 2020 or any earlier three, six, nine or twelve month period; provided further that information with respect to the period ended June 30, 2020 may be provided no later than the date on which such information with respect to the period ended September 30, 2020 shall be due under this Section 4.02. In addition, to the extent not satisfied by the foregoing, the Issuers will agree that, for so long as any Securities are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b)Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates with respect thereto). The Trustee shall have no responsibility for the filing, timeliness or content of such reports. Additionally, the Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuers' compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website or datasite under this Indenture.

(c)Notwithstanding anything to the contrary set forth above, if the Issuers (or any direct or indirect parent of the Issuers) have made available through EDGAR or SEC filings the reports and information described in the preceding paragraphs with respect to Issuers, the Issuers shall be deemed to be in compliance with the provisions of this Section 4.02.

(d)Following each fiscal quarter, the Issuers will participate in conference calls to discuss their results of operations for the period since the previous conference call. The conference call will be held following the last day of the relevant quarter of the Issuers and not later than five Business Days following the time that the Issuers distribute the information as set forth in Section 4.02(a) with respect to such quarter. No fewer than two days prior to the conference call, the Issuers will issue a press release or otherwise announce the time and date of such conference call and provide instructions for Holders, prospective investors in the Second Lien Notes, securities analysts and market making financial institutions to obtain access to such call.

(e)Each annual and quarterly report provided pursuant to Section 4.02(a) herein shall (a) separately break out the portion of sales made to Affiliates and the portion of sales made to non- Affiliates and (b) provide a narrative discussion of the comparability of the amount and nature of rebates, discounts and gross pricing applied to sales to Affiliates as compared to those applied to non-Affiliates.

SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Issuers shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock;

(b)Section 4.03(a) shall not apply to:

(i)Indebtedness incurred pursuant to the ABL Credit Agreement by the Issuers or any Guarantor; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause

(i)and then outstanding does not exceed the greater of (x) $15.0 million and (y) 50.0% of EBITDA of the Issuers for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis);

(ii)the incurrence by the Issuers and any Guarantor of (x) Indebtedness represented by the initial principal amount of Securities issued on the Issue Date (including PIK Interest accrued at the initial rate for such PIK Interest described in this Indenture), the Guarantees and (y) the First Lien Notes represented by the initial principal amount of First Lien Notes issued on the Issue Date pursuant to the First Lien Indenture (including any "PIK Interest" (as defined in the First Lien Indenture as in effect on the date hereof or as amended in accordance with the terms of the First Lien/Second Lien Intercreditor Agreement) accrued at the initial rate for such PIK Interest described in the First Lien Indenture (as in effect on the date hereof)) and any guarantees thereof;

(iii)Indebtedness of the Issuers and their Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b)) and listed on Schedule 1 hereto;

(iv)(x) Indebtedness (including Financing Lease Obligations) incurred or Disqualified Stock issued by the Issuers or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, in each case, in the ordinary course of business, whether or not consistent with past practice, to finance the purchase, lease, replacement or improvement of property (real or personal) or equipment, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (y) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (iv); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (x) and (y) of this clause (iv) does not exceed, at any one time outstanding, $5.0 million, which amount shall increase by (i) on the first anniversary of the Issue Date, $5.0 million (such that at any one time outstanding upon and after such date, the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (x) and (y) of this clause (iv) may not exceed $10.0 million as of such date) and (ii) on the second anniversary of the Issue Date, an additional $5.0 million (such that at any one time outstanding upon and after such date, the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (x) and (y) of this clause of this clause (iv) may not exceed $15.0 million as of such date);

(v)Indebtedness incurred by the Issuers or any of their Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, bankers acceptances, warehouse receipts or similar instruments issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(vi)Indebtedness of the Issuers to a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Guarantor ceasing to be a Guarantor or any other subsequent transfer of any such Indebtedness (except to the Issuers or another Guarantor or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vi);

(vii)Indebtedness of a Guarantor to the Issuers or another Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Guarantor ceasing to be a Guarantor or any subsequent transfer of any such Indebtedness (except to the Issuers or another Guarantor or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii)shares of Preferred Stock of (a) a Restricted Subsidiary that is a Guarantor issued to the Issuers or another Restricted Subsidiary that is a Guarantor or (b) a Restricted Subsidiary that is not a Guarantor issued to the Issuers or another Restricted Subsidiary that is not a Guarantor, in each case, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuers or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);

(ix)Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) in an aggregate amount not to exceed $4.0 million at any time outstanding;

(x)obligations (including reimbursement obligations with respect to letters of credit, bank guarantees or other similar instruments) in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuers or any of their

Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry practices;

(xi)the incurrence by the Issuers or any Restricted Subsidiary of Indebtedness or issuance of Disqualified Stock or the issuance by any Restricted Subsidiary of Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under clause (iii), clause (xx) and this clause (xi) of this Section 4.03(b) or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance or renew such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), penalties and similar amounts, defeasance costs and fees and expenses (including original issue discount, upfront fees or similar fees) in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred or issued which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Securities);

(2)to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (x) Indebtedness subordinated to or pari passu with the Securities or any Guarantee thereof, such Refinancing Indebtedness is subordinated to or pari passu with the Securities or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

(3)shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuers that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuers or

(y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuers that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor;

(4)is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees incurred in connection with such refinancing;

(5)shall not be secured by any Liens other than Liens on the property or assets already securing the Indebtedness being refinanced hereunder, and any such new Liens and such Refinancing Indebtedness shall be subject to the same Lien priorities as the existing Indebtedness; and

(6)shall not have a cash interest rate that is in excess of 25% of the cash interest rate of the Indebtedness being Refinanced hereunder.

(xii)(1) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence and (2) Indebtedness in respect of any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements entered into in the ordinary course of business;

(xiii)Indebtedness of the Issuers or any of their Restricted Subsidiaries supported by a letter of credit or bank guarantee issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xiv)(1) any guarantee by the Issuers or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or (2) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuers provided that such guarantee is incurred in accordance with Section 4.11;

(xv)Indebtedness of the Issuers or any of their Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(xvi)the incurrence of Indebtedness arising out of any Sale and Lease-Back Transaction with respect to property built or acquired by the Issuers or any Restricted Subsidiary after the Issue Date incurred in the ordinary course of business or consistent with industry practice;

(xvii)Indebtedness of the Issuers or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with (a) the Trustee to satisfy and discharge the Securities (including any accrued and unpaid cash interest or PIK Interest) in accordance with the terms of this Indenture or (b) the trustee, agent or other Person acting in a similar capacity with respect to any Indebtedness to satisfy and discharge such Indebtedness in accordance with the terms thereof;

(xviii)Indebtedness of (a) the Issuers or any Guarantor incurred to finance an acquisition or (b) Persons that are acquired by the Issuers or any Guarantor or merged or amalgamated with or into the Issuers or a Guarantor in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition, merger or amalgamation and the incurrence of such Indebtedness, the Issuers and their Restricted Subsidiaries on a consolidated basis (i) would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 or (ii) the Fixed Charge Coverage Ratio would be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or amalgamation; and provided further, that the amount of Indebtedness that may be incurred by the Issuers or a Guarantor pursuant to clause (a) of this clause (xviii) shall not exceed $20.0 million at any one time outstanding;

(xix)Indebtedness or Disqualified Stock of the Issuers and Indebtedness, Disqualified Stock or Preferred Stock of any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (xix), does not at any one time outstanding exceed $7.5 million;

(xx)Indebtedness (including Acquired Indebtedness) or Disqualified Stock of the Issuers or the incurrence or issuance of Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock by any Restricted Subsidiary, so long as the Consolidated Total Debt Ratio of the Issuers for the Issuers' most recently ended four fiscal quarters for which internal financial statements are available preceding the date on which such additional Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued would be no greater than 4.75 to 1.00, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom); provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $5 million and (y) 20% of EBITDA of the Issuers for the most recently ended four consecutive fiscal quarters for which internal financial statements are available (calculated on a pro forma basis), at any one time outstanding; and provided further that any Indebtedness incurred pursuant to this clause (xx) may not mature on or prior to the stated maturity of the Securities; and

(xxi)to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxi) above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the U.S. dollar- equivalent principal amount or liquidation preference, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred or Disqualified Stock or Preferred Stock is issued, to extend, replace, refund, refinance, renew or defease other Indebtedness, Disqualified Stock or Preferred Stock, as applicable, denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (x) the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being extended replaced, refunded, refinanced, renewed or defeased plus (y) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. The Issuers shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuers or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Securities or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuers or such Guarantor, as the case may be.

For purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and senior indebtedness is not deemed to be subordinated or junior to any other senior indebtedness merely because it has a junior priority lien with respect to the same collateral or because it is secured by different collateral or issued or guaranteed by other obligors.

SECTION 4.04. Limitation on Restricted Payments.

(a)The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly (all such payments and other actions set forth in clauses (i) through (iv) below being collectively referred to as "Restricted Payments"):

(i)declare or pay any dividend or make any other payment or any distribution on account of the Issuers' or any of their Restricted Subsidiaries' Equity Interests (in each case, solely in such Person's capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger or consolidation (other than: (A) dividends or distributions by the Issuers payable solely in Equity Interests (other than Disqualified Stock) of the Issuers or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuers or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuers, any direct or indirect parent of the Issuers or any Subsidiaries, including in connection with any merger or consolidation, in each case held by Persons other than the Issuers or a Restricted Subsidiary;

(iii)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment,

sinking fund payment or maturity, any Subordinated Indebtedness of the Issuers or any Restricted Subsidiary, other than the payment, redemption, repurchase, defeasance, acquisition or retirement for value of existing indebtedness listed on Schedule 1 hereto that is Subordinated Indebtedness, with respect to the satisfaction of a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or

(iv)make any Restricted Investment.

(b)Section 4.04(a) shall not prohibit:

(i)(A) any Restricted Payment either (i) in exchange for Qualified Capital Stock of the Issuers or (ii) through the application of the net cash proceeds received by the Issuers from (x) a substantially concurrent sale of Qualified Capital Stock of the Issuers or (y) a contribution to the Capital Stock of the Issuers not representing an interest in Disqualified Stock, in each case, not received from a Restricted Subsidiary of the Issuers;

(ii)the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Restricted Subsidiary of the Issuers, of Refinancing Indebtedness for such Subordinated Indebtedness;

(iii)the payment by the Issuers to Parent of a one-time cash distribution in the amount of $90.0 million on the Issue Date;

(iv)the declaration and payment of dividends or distributions by the Issuers or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case, for any taxable period in which the Issuers and/or any of their Subsidiaries are members of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Issuers is the common parent (a "Tax Group"), consolidated tax liabilities of such Tax Group that are attributable to the taxable income of the Issuers and/or their Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the lesser of (1) the amount that the Issuers and their Subsidiaries would have been required to pay in respect of federal, foreign, state and local income taxes in the aggregate if such entities were corporations paying taxes separately from any Tax Group on a standalone basis (it being understood and agreed that if the Issuer or any Subsidiary pays any such federal, foreign, state or local income taxes directly to such taxing authority, that a Restricted Payment in duplication of such amount shall not be permitted to be made pursuant to this clause) and (2) the amount of income taxes actually paid by such Tax Group in respect of such taxable period; and

(v)other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (v) not to exceed $1.0 million in any one year period following the Issue Date, with unused amounts carried over to subsequent one year periods.

The amount of any Restricted Payments not in cash will be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be paid, transferred or issued by the Issuers or the relevant Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

Notwithstanding the foregoing or any other provision of this Indenture, $10.0 million of proceeds from the sale of First Lien Notes on the Issue Date shall be retained by the Issuers for working capital and general corporate purposes, and may not be distributed, dividend-ed, loaned, invested or otherwise disposed of, including with respect to the Parent or any other Person, at any time.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuers shall not, and shall not permit any of their Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)(i) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuers, in the case of a Restricted Subsidiary that is not a Guarantor, to any Restricted Subsidiary that is a Guarantor;

(b)make loans or advances to the Issuers or, in the case of a Restricted Subsidiary that is not a Guarantor, to any Restricted Subsidiary that is a Guarantor; or

(c)sell, lease or transfer any of its properties or assets to the Issuers or, in the case of a Restricted Subsidiary that is not a Guarantor, to any Restricted Subsidiary that is a Guarantor;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)contractual encumbrances or restrictions in effect on the Issue Date related to existing indebtedness listed on Schedule 1 attached hereto;

(2)this Indenture, the Securities, the related Guarantees, the Security Documents, the First Lien Indenture, the First Lien Notes and related guarantees, the Intercreditor Agreements and the security documents in respect of the First Lien Obligations;

(3)purchase money obligations for property acquired and Financing Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property or assets so acquired;

(4)applicable law or any applicable rule, regulation or order;

(5)any agreement or other instrument of a Person acquired by the Issuers or any of their Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(6)contracts or agreements for the sale of assets, including any restrictions with respect to a Subsidiary of the Issuers pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, permitted under this Indenture;

(7)Secured Indebtedness otherwise permitted to be incurred pursuant to Sections

4.03and 4.12 that apply to the assets securing such Indebtedness and/or the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(8)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)customary provisions in any joint venture agreement and other similar agreement entered into in the ordinary course of business and, in each case, permitted under this Indenture;

(10)customary provisions contained in leases, subleases, licenses or sublicenses or asset sale agreements and other similar agreements, in each case, entered into in the ordinary course of business;

(11)any encumbrances or restrictions of the type referred to in Sections 4.05(a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(12)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(13)customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 4.06 pending the consummation of such sale, transfer, lease or other disposition;

(14)customary restrictions and conditions contained in the document relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this clause (14); and

(15)agreements entered into in connection with a Sale and Lease-Back Transaction entered into in the ordinary course of business or consistent with industry practice.

For purposes of determining compliance with this Section 4.05, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuers or a Restricted Subsidiary to other Indebtedness incurred by the Issuers or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06.	Asset Sales.

(a)The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, consummate an Asset Sale (including a Sale and Lease-Back Transaction), unless:

(i)the Issuers or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(ii)at least 75% of the consideration therefor received by the Issuers or a Guarantor, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(1)any liabilities (as shown on the Issuers' or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuers' or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuers), contingent or otherwise, of the Issuers or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Securities, that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee and for which the Issuers and all of its Restricted Subsidiaries have been validly released by all creditors in writing, and

(2)any securities, notes or other obligations or assets received by the Issuers or such Restricted Subsidiary from such transferee that are converted by the Issuers or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 30 days following the closing of such Asset Sale, shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a); and

(iii)such Asset Sale does not include any intellectual property, permits or licenses (or any rights therein) that are material to the conduct of the business of the Issuers or and their Restricted Subsidiaries, taken as a whole.

(b)Within 60 days after the receipt of Net Proceeds from any Asset Sale which cumulatively, with the Net Proceeds of any previous Assets Sales (excluding any Net Proceeds (i) voluntarily applied to redeem the Securities or the First Lien Notes or that will be applied to redeem the Securities or the First Lien Notes pursuant to an irrevocable notice of redemption issued in accordance with this Indenture or (ii) of ABL Priority Collateral that are required to be applied to repay outstanding Indebtedness under the ABL Credit Agreement), exceeds $5.0 million (the "Asset Sale Offer Threshold"), the Issuers shall make an offer to all Holders of the Securities (an "Asset Sale Offer") to purchase the maximum aggregate principal amount of the Securities that is at least $250,000 and an integral multiple of $1.00 in excess thereof with such Net Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or 100% of the accreted value thereof, if less, plus accrued and unpaid interest (including PIK Interest) to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers will commence an Asset Sale Offer by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee, or otherwise delivered in accordance with the procedures of DTC. Notwithstanding the foregoing, if the Issuers are required under the terms of the First Lien Indenture to make an "Asset Sale Offer" pursuant to the terms of such First Lien Indenture, the Issuers shall not be required to make an Asset Sale Offer pursuant to the terms of this Indenture unless and until after the consummation of such "Asset Sale Offer"

pursuant to the terms of the First Lien Indenture, there remain Net Proceeds exceeding the Asset Sale Offer Threshold.

To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Threshold, the Issuers may use such Net Proceeds for general corporate purposes, subject to compliance with other covenants contained in this Indenture and such Net Proceeds shall no longer be included for purposes of determining the Asset Sale Offer Threshold. If the aggregate principal amount of Securities surrendered in an Asset Sale Offer exceeds the amount of such Net Proceeds with which an Asset Sale Offer is being made, the Trustee shall select the Securities to be purchased in the manner described in Section 3.04. Pending the final application of any Net Proceeds, the Company shall deposit such Net Proceeds in an account in which the Collateral Trustee has a perfected security interest for the benefit of the Secured Parties in accordance with the applicable Lien priorities described in the Intercreditor Agreements.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.07. Transactions with Affiliates.

(a)The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each of the foregoing, an "Affiliate Transaction") unless:

(i)with respect to transactions or series of transactions involving aggregate payments or consideration of less than $1.0 million, in the good faith judgment of senior management of the Issuers, as evidenced by an Officer's Certificate delivered to the Trustee, such Affiliate Transaction is on terms that are not less favorable to the Issuers or their relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

(ii)with respect to transactions or series of transactions involving aggregate payments or consideration in excess of $1.0 million, the Issuers deliver to the Trustee (A) a resolution adopted by the majority of the disinterested board of directors of Anagram LLC approving such Affiliate Transaction and a related Officer's Certificate certifying that such Affiliate Transaction is on terms that are not less favorable to the Issuers or their relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person on an arm's-length basis or (B) if there are no disinterested members of the board of directors of Anagram LLC, a resolution adopted by all of the members of the board of directors of Anagram LLC approving such Affiliate Transaction and a related Officer's Certificate certifying that such Affiliate Transaction is on terms that are not less favorable to the Issuers or their relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

(iii)with respect to transactions or series of transactions involving aggregate payments or consideration in excess of $15.0 million, the Issuers deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuers or such Restricted Subsidiary from a financial point of view or stating that the terms are not less favorable, when taken as a whole, to the Issuers or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person on an arm's-length basis.

(b)Section 4.07(a) shall not apply to the following:

(i)transactions between or among the Issuers or any of their Restricted Subsidiaries otherwise permitted under this Indenture;

(ii)Restricted Payments permitted by Section 4.04;

(iii)the payment of reasonable and customary fees and reimbursement of reasonable expenses and compensation paid to, and indemnities provided on behalf of or for the benefit of, future, present or former employee, officer, director, member of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuers or any of their Restricted Subsidiaries;

(iv)any agreement as in effect as of the Issue Date and listed on Schedule 3 hereto, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not disadvantageous to the Holders as compared to the applicable agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuers;

(v)transactions with customers, clients, suppliers, contractors, or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of this Indenture which are fair to the Issuers and their Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuers, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party on an arm's length basis;

(vi)payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management or consultants (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Issuers or any of their Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees, officers, directors, members of management or consultants (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) which, in each case, are made in the ordinary course of business and approved by a majority of the disinterested board of directors of the Issuers in good faith;

(vii)any contribution to the capital of the Issuers or any Restricted

Subsidiary;

(viii)the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by a majority of the disinterested members of the board of directors of the Issuers in good faith;

(ix)transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuers in an Officer's Certificate) for the purposes of improving the consolidated tax efficiency of the Issuers and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and

(x)transactions pursuant to or required by the Intra-Company Agreements.

SECTION 4.08.	Change of Control.

(a)Upon the occurrence of a Change of Control after the Issue Date, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the outstanding Securities as described in Article 3 hereto, the Issuers and/or the Parent will make an offer to purchase all of the Securities pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including PIK Interest, which for the avoidance of doubt shall be paid in cash) to, but not including, the date of purchase, subject to the right of Holders of record of the Securities on the relevant record date to receive interest due on the relevant interest payment date.

(b)Within 30 days following any Change of Control, the Issuers and/or the Parent, as applicable, will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Securities to the registered address of such Holder or otherwise in accordance with the procedures of DTC, with the following information:

(i)that a Change of Control has occurred and the circumstances and relevant facts and information regarding such Change of Control;

(ii)that a Change of Control Offer is being made pursuant to this Section

4.08, and that all Securities properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers and/or the Parent, as applicable, at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including PIK Interest, which for the avoidance of doubt shall be paid in cash) to, but not including, the date of repurchase, subject to the right of Holders of records of the Securities on the relevant record date to receive interest (including PIK Interest) due on the relevant interest payment date;

(iii)the purchase price and the purchase date, which shall be no earlier than 15 days nor later than 60 days from the date such notice is mailed or otherwise delivered (the "Change of Control Payment Date"), subject to the extension (in the case where such notice was mailed or otherwise delivered prior to the occurrence of the Change of Control) in the event that occurrence of the Change of Control is delayed;

(iv)that any Security not properly tendered will remain outstanding and continue to accrue interest;

(v)that unless the Issuers and/or the Parent, as applicable, default in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(vi)that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Securities completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)that Holders will be entitled to withdraw their tendered Securities and their election to require the Issuers and/or the Parent, as applicable, to purchase such Securities; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing its tendered Securities and its election to have such Securities purchased;

(viii)if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and shall describe each such condition, and, if applicable, shall state that, in the Issuers' and/or the Parent's discretion, as applicable, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(ix)the other instructions, as determined by the Issuers and/or the Parent, as applicable, consistent with this Section 4.08, that a Holder must follow.

Securities repurchased by the Issuers and/or the Parent, as applicable, pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and cancelled at the option of the Issuers and/or the Parent, as applicable. Securities purchased by a third party pursuant to the preceding paragraph will have the status of Securities issued and outstanding.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder's failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Securities as to all other Holders that properly received such notice without defect.

The Issuers and/or the Parent, as applicable, shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuers and/or the Parent, as applicable, of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers and/or the Parent, as applicable, will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(c)On the Change of Control Payment Date, the Issuers and/or the Parent, as applicable, shall, to the extent permitted by law,

(1)accept for payment all Securities issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3)deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officer's Certificate to the Trustee stating that such Securities or portions thereof have been tendered to and purchased by the Issuers and/or the Parent, as applicable.

(d)The Issuers and/or the Parent, as applicable, shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and/or the Parent, as applicable, and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e)Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.04, 3.07 and 3.08 hereof.

SECTION 4.09.	Compliance Certificate.

(a)The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers, beginning with the fiscal year ending on or about December 31, 2020, a certificate (the signer of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuers) stating that in the course of the performance by the signer of the signer's duties as an Officer of the Issuers the signer would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If the signer does, the certificate shall describe the Default, its status and the action the Issuers are taking or propose to take with respect thereto.

(b)The Issuers shall, so long as any Second Lien Notes are outstanding, deliver to the Trustee and the Collateral Trustee, within five Business Days after any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

(c)Together with the delivery of each officer's certificate delivered pursuant to Section 4.09(a) hereof, the Issuers shall deliver to the Collateral Trustee a Perfection Certificate Supplement (as defined in the Security Agreement), either confirming that there has been no change in the information contained in the Perfection Certificate (as defined in the Security Agreement) delivered on the Issue Date, or the date on which the most recent Perfection Certificate Supplement was delivered to the Collateral Trustee, or identifying changes to such information previously disclosed.

SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11. Guarantees. The Issuers shall cause each of their Subsidiaries (other than Immaterial Subsidiaries) to execute a Guarantee and become a Guarantor unless prohibited by applicable law, subject to the last sentence of Section 10.06. Each Guarantee shall be released in accordance with Section 10.02(b) or (c), as applicable.

SECTION 4.12. Liens. The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuers or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

SECTION 4.13. Maintenance of Office or Agency.

(a)The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 12.01; provided that no service of legal process may be made against the Issuers at any office of the Trustee.

(b)The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)The Issuers hereby designate the corporate trust office of the Trustee or its agent as such office or agency of the Issuers in accordance with Section 2.04.

SECTION 4.14. Minimum Liquidity. The Issuers shall at all times maintain Unrestricted Cash on a consolidated basis of not less than U.S. $1.0 million. The Issuers shall deliver to the Trustee not later than the applicable dates on which financial statements of the Issuers relating to such period are due in accordance with this Indenture an Officer's Certificate confirming compliance with this Section 4.14. The Issuers shall deliver to the Trustee and the Collateral Trustee, within five Business Days after any Default in compliance with this Section 4.14, an Officer's Certificate specifying such Default and what action the Issuers are taking or propose to take with respect thereto. The Trustee shall send to each Holder notice of such Default within five Business Days of the Trustee's receipt of such written notice.

SECTION 4.15. Intra-Company Agreements. The Intra-Company Agreements (a) shall not be amended, modified or otherwise changed, or the rights of the Issuers or the obligations of the counterparties thereto waived, in each case, in any manner that is adverse in any material respect to the Issuers or the Holders, and (b) shall remain at all times in full force and effect and the Issuers and Parent will adhere to all terms and provisions thereof in all material respects.

SECTION 4.16. Limitation on Anagram LLC Activities. Anagram LLC shall not

(a)incur, directly or indirectly, any Indebtedness other than (i) the Securities and First Lien Notes or (ii) other Indebtedness permitted under this Indenture; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than (i) the Liens created in connection with the issuance of the Second Lien Notes, First Lien Notes or the Security Documents or (ii) Permitted Liens on the Collateral; (c) engage in any business activity or own any material assets other than (i) holding

100.0% of the Capital Stock of the Company and, indirectly, any other Subsidiary of the Company, (ii) performing its Obligations under this Indenture, the First Lien Indenture and other Indebtedness, Liens and Guarantees permitted hereunder, (iii) such activities necessary to maintain its corporate existence, and (iv) activities incidental to the foregoing clauses (c)(i) through (c)(iv); or (d) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

SECTION 4.17. Prepayment of First Lien Notes. Notwithstanding any other provision of this Indenture, the Securities may not be repurchased, redeemed or otherwise repaid prior to the repurchase, redemption or repayment in full of the First Lien Notes; provided that the Securities may be repurchased at any time pursuant to an Asset Sale Offer made pursuant to the terms of Section 4.06 hereof.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets.

(a)The Issuers shall not consolidate or merge with or into or wind up into (whether or not the Issuers are the surviving corporations), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their properties or assets, in one or more related transactions, to any Person unless:

(i)the Issuers are the surviving Person(s) or the Person(s) formed by or surviving any such consolidation or merger (if other than the Issuers) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of the Issuers or the laws of the United States, any state thereof, the District of Columbia (the Issuers or such Person(s), as the case may be, being herein called the "Successor Company"); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Securities is a corporation;

(ii)the Successor Company, if other than the Issuers, expressly assumes all the obligations of the Issuers under this Indenture and the Securities pursuant to supplemental indentures or other documents or instruments;

(iii)the Successor Company, if other than the Issuers, executes and delivers to the Collateral Trustee a Grantor Supplement pursuant to which such Successor Company shall be subject to the terms of the applicable Security Documents, and concurrently with the execution and delivery of such Grantor Supplement, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officer's Certificate to the effect that such Grantor Supplement has been duly authorized, executed and delivered by such Successor Company and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the security interest of such Successor Company is a valid and binding obligation of such Successor Company, enforceable against such Successor Company in accordance with its terms;

(iv)both immediately before and immediately after such transaction, no Default shall have occurred and be continuing;

(v)immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, either:

(A)the Successor Company would have a Fixed Charge Coverage Ratio of at least 2.0 to 1.0; or

(B)the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuers and its Restricted Subsidiaries immediately prior to such transaction;

(vi)each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(i)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Securities; and

(vii)the Successor Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

The Successor Company (if other than the Issuers) shall (x) succeed to, and be substituted for the Issuers, as the case may be, under this Indenture and the Securities, and upon the satisfaction by the Successor Company of its obligations under clause (y) below the Issuers will automatically be released and discharged from their obligations under this Indenture and the Securities and (y) execute and deliver to the Collateral Trustee a Grantor Supplement pursuant to which such Successor Company shall be subject to the terms of the applicable Security Documents, and concurrently with the execution and delivery of such Grantor Supplement, the Issuers shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and an Officer's Certificate to the effect that such Grantor Supplement has been duly authorized, executed and delivered by such Successor Company and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the security interest of such Guarantor is a valid and binding obligation of such Successor Company, enforceable against such Successor Company in accordance with its terms and/or to such other matters as the Trustee may reasonably request, including such matters set out in Section 11.03(a)(iv) as applicable. Notwithstanding the foregoing clauses (iv), (v) and (vii) of Section 5.01(a) (which shall not apply to the following), any Restricted Subsidiary may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuers.

(b)No Guarantor shall, and the Issuers shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuers or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their properties or assets in one or more related transactions to, any Person unless:

(i)(A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person" ), (B) the Successor Person (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments, (C) both immediately before and immediately after such transaction, no Default exists, and (D) the Successor Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture;

(ii)the Successor Person, if other than such Guarantor, executes and delivers to the Collateral Trustee a Grantor Supplement pursuant to which such Successor Person shall be subject to the terms of the applicable Security Documents, and concurrently with the execution and delivery of such Grantor Supplement, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officer's Certificate to the effect that such Grantor Supplement has been duly authorized, executed and delivered by such Successor Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the security interest of such Successor Person is a valid and binding obligation of such Successor Person, enforceable against such Successor Person in accordance with its terms and/or to such other matters as the Trustee may reasonably request; or

(iii)the transaction is otherwise permitted by this Indenture, including any transaction consummated in compliance with clauses (i) and (ii) of Section 4.06(a) hereof.

Except as otherwise provided in this Indenture, the Successor Person (if other than such Guarantor) (x) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor's Guarantee, and upon the satisfaction by the Successor Person of its obligations under clause

(y)below such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor's Guarantee and (y) execute and deliver to the Collateral Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Successor Person shall guarantee the Guaranteed Obligations, and concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and an Officer's Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Successor Person and/or to such other matters as the Trustee may reasonably request, including such matters set out in Section 11.03(a)(iv) as applicable.

Notwithstanding the foregoing, a Guarantor may consolidate with or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or the Issuers.

Clauses (v) and (vi) of Section 5.01(a) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and the Guarantors otherwise permitted under this Indenture.

SECTION 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuers are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuers shall refer instead to the successor corporation and not to the Issuers), and may exercise every right and power of the Issuers under this Indenture with the same effect as if such Successor Person had been named as the Issuers herein; provided that the predecessor Issuers shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all of the Issuers' assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An "Event of Default" with respect to the Securities occurs if:

(a)there is a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities;

(b)there is a default for 30 days or more in the payment when due of interest on or with respect to the Securities (including, for the avoidance of doubt, PIK Interest);

(c)failure by the Issuers to comply with Section 5.01, or to make an offer to redeem or repurchase the Securities, if required, upon an Asset Sale or pursuant to Section 4.08;

(d)the Issuers or any Guarantor fails for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Securities (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in this Indenture, the Securities, the Security Documents, the First Lien Indenture, the First Lien Notes, the applicable Intercreditor Agreements, or the security documents in respect of the First Lien Obligations;

(e)there is a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries, other than Indebtedness owed to the Issuers or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Securities, if both:

(i)such default either results from the failure to pay any principal of such Indebtedness at its stated maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(ii)the principal amount of such Indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any principal at its stated maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $10.0 million or more at any one time outstanding;

(f)the Issuers or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, fails to pay final judgments aggregating in excess of $10.0 million (net of amounts covered by insurance policies issued by insurance companies), which final judgments remain unpaid, undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g)the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)commences a voluntary case;

(ii)consents to the entry of an order for relief against it in an involuntary case;

(iii)consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv)makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(h)a court of competent jurisdiction enters an order or decree under any Bankruptcy

Law that:

(i)is for relief against the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuers or any such Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuers or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary; or

(iii)orders the winding up or liquidation of the Issuers or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(i)the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect (except as contemplated by the terms thereof) or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(j)except (a) as expressly permitted by this Indenture, the Intercreditor Agreements and the applicable Security Documents, (b) upon the Termination Date (as defined in the Security Agreement) or the release of any such security interest in accordance with the terms of this Indenture, the Intercreditor Agreements and the applicable Security Documents or as required by any Intercreditor Agreement, (c) to the extent that any loss of perfection or priority results from the failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to authorize any Guarantor or the Issuers to file Uniform Commercial Code amendments relating to any Guarantor's or Issuer's change of name or jurisdiction of formation after the Collateral Trustee having received prior written notice by the Issuers of the same and (d) in accordance with the applicable Security Document, if any material provision of the Security Documents or the Guarantees shall for any reason cease to be in full force and effect and such default continues for 30 days or the Issuers shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable with respect to any material portion of the Collateral covered or purported to be covered thereby and such default continues for 30 days;

(k)there is a Default for four Business Days or more by the Issuers in compliance with their obligations under Section 4.14; or

(l)there shall occur and be continuing any "Event of Default" under, and as defined in, the Second Lien Indenture.

In the event of any Event of Default specified in clause (d) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(i)the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(ii)the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(iii)the default that is the basis for such Event of Default has been cured, waived or is no longer continuing.

SECTION 6.02. Acceleration. If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Issuers) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Securities by notice to the Issuers (with a copy to the Trustee if from the Holders) may declare the principal, premium, if any, and accrued but unpaid interest and any other monetary obligations on all the then outstanding Securities to be due and payable in cash immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable in cash immediately. If an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the principal of, premium, if any, and accrued but unpaid interest on all Second Lien Notes will ipso facto become due and payable in cash immediately without any declaration or other act on the part of the Trustee or any Holders. Without limiting the generality of the foregoing, it is understood and agreed that if the Securities are accelerated or otherwise become due prior to August 15, 2026, in each case, in respect of any Event of Default (including an Event of Default relating to certain events of bankruptcy, insolvency or reorganization (including the acceleration of claims by operation of law)), the Applicable Premium or the redemption price applicable pursuant to Section 3.09 hereof (for the avoidance of doubt, for purposes of this Section 6.02, the Applicable Premium applies prior to August 15, 2022, and the redemption price applicable pursuant to Section 3.09 hereof applies as of August 15, 2022 or thereafter) with respect to an optional redemption of the Securities (including any other premiums and fees, as applicable) shall also become due and payable immediately, irrespective of whether such obligation (in whole or in part) is paid in cash, or otherwise satisfied or discharged pursuant to a plan of reorganization or otherwise, as though the Securities had been optionally redeemed, and shall constitute part of the Secured Obligations. If the Applicable Premium or applicable redemption price, as applicable, becomes due and payable, it shall be deemed to be principal of the Securities and interest shall accrue on the full principal amount of the Securities (including the Applicable Premium or applicable redemption price and any other fees or premiums, as applicable,) from and after the applicable triggering Event of Default, including in connection with certain events of bankruptcy, insolvency or reorganization of the Issuers. The Applicable Premium or applicable redemption price payable pursuant to this Section 6.02 shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Securities and the Issuers agree that it is reasonable under the circumstances currently existing. The Applicable Premium or applicable redemption price shall also be payable in cash in the event the Securities or this Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE ISSUERS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREMIUM OR APPLICABLE REDEMPTION PRICE PURSUANT TO THIS SECTION 6.02 IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuers expressly agree (to the fullest extent they may lawfully do so) that: (A) the Applicable Premium or applicable redemption price is reasonable and is the product of an arm's length transaction between sophisticated business entities ably represented by counsel; (B) the Applicable Premium or applicable redemption price shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between Holders and the Issuers giving specific consideration for such agreement to pay the Applicable Premium or applicable redemption price; (D) the Issuers shall be estopped hereafter from claiming differently than as agreed to in this Section 6.02; and (E) the Applicable Premium or the applicable redemption price represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holders or profits lost by the Holders as a result of such acceleration. The Issuers expressly acknowledge that their agreement to pay the Applicable Premium or applicable redemption price to Holders as herein described is a material inducement to Holders to purchase the Securities.

The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee (with a copy to the Issuers; provided that any rescission under this Section 6.02 shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuer) may on behalf of all of the Holders rescind an acceleration and its consequences:

(1)if the rescission would not conflict with any judgment or decree;

(2)if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

SECTION 6.03. Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the then outstanding Securities by written notice to the Trustee (with a copy to the Issuers; provided that any waiver under this Section 6.04 shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuers) may on the behalf of all Holders waive an existing Default or Event of Default and its consequences, other than (a) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or PIK Interest on, any Security, (b) a Default or Event of Default described in clause (g) or (h) of Section 6.01, or (c) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or Event of Default is so waived, it is deemed cured and the Issuers, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.	Limitation on Suits.

(a)Except to enforce the right to receive payment of principal, premium (if any) or interest (including PIK Interest) when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i)Such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)Holders of at least 25% in principal amount of the total outstanding Securities have requested the Trustee, in writing, to pursue the remedy;

(iii)Holders of the Securities have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(v)Holders of a majority in principal amount of the total outstanding Securities have not given the Trustee a written direction inconsistent with such request within such 60-day period.

(b)A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and such right shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing with respect to Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Securities) and the amounts provided for in Section 7.06.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders of Securities then outstanding allowed in any judicial proceedings relative to the Issuers or any Guarantor, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee (acting in any capacity hereunder) for amounts due under Section

7.06;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest (including PIK Interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, interest (including PIK Interest) and all other amounts owed to the Holders hereunder; and

THIRD: to the Issuers or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuers nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01.	Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)Except during the continuance of an Event of Default:

(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)in the absence of gross negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)no provision of this Indenture, the Securities or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)[reserved].

(e)The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(h)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer.

SECTION 7.02.	Rights of Trustee.

(a)The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute gross negligence, willful misconduct or bad faith as determined by a nonappealable order of a court of competent jurisdiction.

(e)The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Securities and the Security Documents.

(n)The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.

(o)The permissive rights of the Trustee under this Indenture and the Security Documents shall not be construed as duties.

(p)Each of the above described rights (a) through (o) hereof shall inure to the benefit of and be enforceable by the Collateral Trustee hereunder and under the Intercreditor Agreements and the Security Documents.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.09.

SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Security Documents or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's or its agent's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section

12.01hereof from the Issuers, any Guarantor or any Holder. In accepting the trust hereby created, the

Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Securities and the Issuers having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment.

SECTION 7.05. Notice of Defaults. If a Default (other than a Default with respect to Section 4.14) occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee, or promptly after discovery or obtaining notice if such discovery is made or notice is received 90 days after the Default occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest (including PIK Interest) on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Compensation and Indemnity. The Issuers, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder) and the Collateral Trustee from time to time such compensation for its services as shall be agreed in writing between the Issuers, the Trustee and the Collateral Trustee. The Trustee and the Collateral Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers, jointly and severally, shall reimburse the Trustee and the Collateral Trustee, as applicable, upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such disbursements, advances or expenses as may be attributable to its gross negligence, willful misconduct or bad faith as determined by a final nonappealable order of a court of competent jurisdiction. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee and the Collateral Trustee's agents, counsel, accountants and experts. The Issuers and each Guarantor, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) and the Collateral Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuers or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuers, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee or the Collateral Trustee. The Trustee and the Collateral Trustee shall notify the Issuers of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuers shall not relieve the Issuers or any Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers' expense in the defense. Such indemnified parties may have separate counsel and the Issuers and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if the Issuers assume such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuers and the Guarantors, as applicable, and such parties in connection with such defense; provided, further that the Issuers shall be required to pay the reasonable fees and expenses of such counsel in evaluating such conflict. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, gross negligence or bad faith as determined by a final nonappealable order of court of competent jurisdiction.

To secure the Issuers' and the Guarantors' payment obligations in this Section, the Trustee and the Collateral Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee and the Collateral Trustee other than money or property held in trust to pay principal of and interest on particular Securities pursuant to Article 8 hereof or otherwise.

The Issuers' and the Guarantors' payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee or the Collateral Trustee. Without prejudice to any other rights available to the Trustee or the Collateral Trustee under applicable law, when the Trustee or the Collateral Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee or the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.07. Replacement of Trustee or Collateral Trustee.

(a)A resignation or removal of the Trustee or Collateral Trustee and appointment of a successor Trustee or Collateral Trustee, as applicable, will become effective only upon the applicable successor Trustee's or Collateral Trustee's acceptance of appointment as provided in this Section 7.07.

(b)The Trustee or Collateral Trustee, as applicable, may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee or Collateral Trustee, as applicable, by so notifying the Trustee or Collateral Trustee, as applicable, and the Issuers in writing, and may appoint a successor Trustee or Collateral Trustee, as applicable. The Issuers may remove the Trustee or Collateral Trustee if:

(i)the Trustee or Collateral Trustee, as applicable, fails to comply with

Section 7.09;

(ii)the Trustee or Collateral Trustee, as applicable, is adjudged bankrupt or insolvent, or an order for relief is entered with respect to the Trustee or Collateral Trustee under any Bankruptcy Law;

(iii)a receiver or other public officer takes charge of the Trustee or Collateral Trustee, as applicable, or its property; or

(iv)the Trustee or Collateral Trustee, as applicable, otherwise becomes incapable of acting.

(c)If the Trustee or Collateral Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee or Collateral Trustee, as applicable, or if a vacancy exists in the office of Trustee or Collateral Trustee, as applicable, for any reason (the Trustee or Collateral Trustee, as applicable, in any such event being referred to herein as the retiring Trustee or retiring or Collateral Trustee, as applicable), the Issuers shall promptly appoint a successor Trustee or Collateral Trustee, as applicable.

(d)A successor Trustee or Collateral Trustee, as applicable, shall deliver a written acceptance of its appointment to the retiring Trustee or Collateral Trustee, as applicable, and to the Issuers. Thereupon the resignation or removal of the retiring Trustee or Collateral Trustee, as applicable, shall become effective, and the successor Trustee or Collateral Trustee, as applicable, shall have all the rights, powers and duties of the Trustee or Collateral Trustee, as applicable, under this Indenture. The successor Trustee or Collateral Trustee, as applicable, shall mail a notice of its succession to the Holders. The retiring Trustee or Collateral Trustee, as applicable, shall promptly transfer all property held by it as Trustee or Collateral Trustee, as applicable, to the successor Trustee or Collateral Trustee, as applicable, subject to the Lien provided for in Section 7.06. The retiring Trustee or Collateral Trustee, as applicable, shall have no responsibility or liability for any action or inaction of a successor Trustee or Collateral Trustee, as applicable.

(e)If a successor Trustee or Collateral Trustee, as applicable, does not take office within 60 days after the retiring Trustee or Collateral Trustee, as applicable, resigns or is removed, the retiring Trustee or Collateral Trustee, as applicable, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Trustee, as applicable.

(f)If the Trustee or Collateral Trustee, as applicable, fails to comply with Section 7.09, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee or Collateral Trustee, as applicable, and the appointment of a successor Trustee or Collateral Trustee, as applicable.

(g)Notwithstanding the replacement of the Trustee or Collateral Trustee, as applicable, pursuant to this Section, the Issuers' obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08. Successor Trustee or Collateral Trustee by Merger. If the Trustee or Collateral Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, limited liability company or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee or Collateral Trustee, as applicable.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee, as applicable, shall have.

SECTION 7.09. Eligibility; Disqualification. The Trustee shall have a minimum combined capital and surplus as required by Section 310(a)(2) of the Trust Indenture Act.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Securities when either:

(1)(a) all Securities theretofore authenticated and delivered, except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from trust, have been delivered to the Trustee for cancellation; or

(b)(i) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest to pay and discharge the entire indebtedness as determined by the Issuers on the Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but not including, the date of maturity or redemption; (ii) the Issuers and/or the Guarantors have paid or caused to be paid all sums payable by it under this Indenture; and (iii) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be;

(c)In addition, the Issuers must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(2)Subject to Section 8.02, the Issuers may, at their option and at any time, elect to discharge (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12 and 4.14 for the benefit of the Holders and the operation of Section 5.01 and Sections 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Issuers only), 6.01(h) (with respect to Significant Subsidiaries of the Issuers only) and 6.01(i) ("covenant defeasance option") for the benefit of the Holders. The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Securities and this Indenture by exercising their legal defeasance option or their covenant defeasance option, the obligations of each Guarantor under its Guarantee of the Securities shall be terminated simultaneously with the termination of such obligations so long as no Securities are then outstanding.

(3)If the Issuers exercise their legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Issuers only), 6.01(h) (with respect to Significant Subsidiaries of the Issuers only), 6.01(i) or 6.01(j).

(4)Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminates.

(5)Notwithstanding paragraph 2(i) above, the Issuers' obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.15, 7.06, 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance.

(a)The Issuers may exercise their legal defeasance option or their covenant defeasance option, in each case, with respect to the Securities only if:

(i)the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest (including an amount of cash equal to all accrued and unpaid PIK Interest) due on the Securities on August 15, 2026 or on the redemption date, as the case may be, of such principal, premium, if any, or interest (including PIK Interest) on such Securities and the Issuers must specify whether such Securities are being defeased to maturity or to a particular redemption date;

(ii)in the case of the exercise of a legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (b) since the issuance of the Securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such exercise of a legal defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such exercise of a legal defeasance option had not occurred;

(iii)in the case of exercise of a covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such exercise of a covenant defeasance option and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such exercise of a covenant defeasance option had not occurred;

(iv)no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(v)such exercise of a legal defeasance option or exercise of a covenant defeasance option shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such exercise of a legal defeasance option or exercise of a covenant defeasance option and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(vi)the Issuers shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuers with the intent of defeating,

hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(vii)the Issuers shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the exercise of a legal defeasance option or the exercise of a covenant defeasance option, as the case may be, have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by the immediately preceding paragraph with respect to legal defeasance need not be delivered if all of the Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

(b)Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest (including PIK Interest) on the Securities so discharged or defeased.

SECTION 8.04. Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuers upon written request any money or Government Securities held by it as provided in this Article 8 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Securities. The Issuers, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of the Holders. The Issuers, the Guarantors (with respect to a Guarantee or this Indenture to which it is a party), the Trustee and/or the Collateral Trustee may amend or supplement this Indenture, any Guarantee, the Securities, the Intercreditor Agreements and any Security Document without the consent of any Holder:

(i)to cure any ambiguity, omission, mistake, defect or inconsistency as provided to the Trustee in an Officer's Certificate;

(ii)to provide for uncertificated Securities of such series in addition to or in place of certificated Securities;

(iii)to comply with the provisions of Section 5.01 relating to mergers, consolidations and sales of assets;

(iv)to provide for the assumption of the Issuers' or any Guarantor's obligations to the Holders in a transaction that complies with Section 5.01;

(v)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder under this Indenture;

(vi)to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(vii)to add a Guarantor under this Indenture or to release a Guarantor in accordance with the terms of this Indenture;

(viii)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Securities;

(ix)(A) to enter into additional or supplemental Security Documents or otherwise add Collateral to further secure the Securities or any Guarantees or any other Obligations under this Indenture or (B) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of all or any portion of the Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(x)evidence and provide for the acceptance and appointment under this Indenture or the Intercreditor Agreements of a successor Trustee or successor Collateral Trustee pursuant to the requirements thereof or to provide for the accession by the

Trustee or the Collateral Trustee, as applicable, to this Indenture, the Intercreditor Agreements or any Security Document;

(xi)provide for the release of Collateral from the Lien, or the subordination of such Lien, permitted by the Indenture and the Security Documents or required by any Intercreditor Agreement, as the case may be;

(xii)(i) join any party to any Intercreditor Agreement to the extent permitted or required by the terms of this Indenture or required by the terms of such Intercreditor Agreement in connection with the ABL Credit Agreement, (ii) to effect the issuance, entry into, refinancing, extension, renewal or replacement of any ABL Obligations permitted by this Indenture or (iii) to supplement any schedules to any Security Document to the extent permitted or required by the terms thereof or by the terms of this Indenture; or

(xiii)to add any First Lien Obligations or ABL Obligations, in each case, to the extent permitted under this Indenture, or the Intercreditor Agreements, on the terms set forth therein and the terms of this Indenture.

After an amendment under this Section 9.01 becomes effective, the Issuers shall mail or otherwise send in accordance with the procedures of the Depositary to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of the Holders. Notwithstanding Section 9.01 of this Indenture, the Issuers, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Securities, the Guarantees, the Intercreditor Agreements and any Security Document with the written consent of the Holders of at least a majority in principal amount of the Securities (including PIK Securities) then outstanding voting as a single class (including consents obtained in connection with a purchase of, tender offer or exchange offer for, the Securities), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest (including PIK Interest) on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Securities, the Security Documents, the Intercreditor Agreements or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including PIK Securities) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities), other than the Securities beneficially owned by the Issuers or their Affiliates; Section 2.09 and Section

12.04shall determine which Securities are considered to be "outstanding" for the purposes of this Section

9.02.However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement, waiver or other modification may not:

(i)reduce the principal amount of such Securities;

(ii)reduce the principal of or change the fixed final maturity of any such Security or alter or waive the provisions with respect to the redemption of such Securities (other than provisions relating to Sections 4.06 and 4.08); provided, that any amendment to the notice requirements may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Securities prior to giving of any notice;

(iii)reduce the rate of or change the time for payment of interest (including PIK Interest) on any Security;

(iv)waive a Default in the payment of principal of or premium, if any, or interest on the Securities, except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(v)make any Security payable in money other than that stated in such

Security;

(vi)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest (including any PIK Interest) on the Securities;

(vii)make any change to this Section 9.02 that is adverse to the Holders;

(viii)impair the contractual right under this Indenture of any Holder to receive payment of principal of, premium, if any, and interest (including PIK Interest) on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

(ix)make any change to or modify the ranking of, or the priority of the Liens securing, the Securities that would adversely affect the Holders; or

(x)except as expressly permitted by this Indenture, modify the Guarantees of any Subsidiary.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuers shall promptly mail or otherwise send in accordance with the procedures of the Depositary to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Notwithstanding anything herein to the contrary, without the consent of the Holders of at least 85% in principal amount of the Securities then outstanding, no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreements and the Security Documents.

SECTION 9.03. Revocation and Effect of Consents and Waivers.

(a)A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives written notice of revocation delivered in accordance with Section 12.01 before the date on which the Trustee receives an Officer's Certificate from the Issuers certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of written consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

(b)The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver made pursuant to this Indenture changes the terms of a Security, the Issuers may require the Holder to deliver it to the Trustee. The Trustee may place a notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make a notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05. Trustee to Sign Amendments. The Trustee or the Collateral Trustee, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee, as the case may be. If it does, the Trustee or the Collateral Trustee, as the case may be, may but need not sign it. In signing such amendment, the Trustee or the Collateral Trustee, as applicable, shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

SECTION 9.06. Payment for Consent. Neither Issuer nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.07. Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, all Securities issued under this Indenture shall vote and consent separately on all matters as to which any of such Securities may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01.	Guarantees.

(a)Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a senior secured basis, as a primary obligor and not merely as a surety, to each Holder and the Trustee (acting in any capacity hereunder, including as Collateral Trustee) and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest (including PIK Interest) on the Securities and all other monetary obligations of the Issuers under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities, on the terms set forth in this Indenture by executing this Indenture.

On the Issue Date, the Guarantors will jointly and severally irrevocably and unconditionally guarantee on a senior basis the Securities (the "Guaranteed Obligations") by executing the Indenture. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.

(c)The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor.

(d)Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of any Issuer first be used and depleted as payment of such Issuer's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

(e)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(f)Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(g)Subject to Section 10.02 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(h)In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest (including PIK Interest) on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest (including PIK Interest) on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Trustee.

(i)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(j)Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Upon request of the Trustee, each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02.	Limitation on Liability.

(a)Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(b)A Guarantee as to any Guarantor shall be automatically and unconditionally released and discharged upon:

(i)(a) any sale, exchange, disposition or transfer (including through consolidation, merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with Section 4.06(a)(i) and (ii); (b) upon the consolidation or merger of any Guarantor with and into the Issuers or another Guarantor that is the surviving Person in such consolidation or merger, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuers or another Guarantor; or (c) the Issuers exercising its legal defeasance option or covenant defeasance option as described under Article 8 or the Issuers' obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(ii)the Issuers delivering to the Trustee an Officer's Certificate of such Guarantor or the Issuers and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c)The Issuers will have the right, upon delivery of an Officer's Certificate to the Trustee, to cause any Guarantor that has not guaranteed any other Indebtedness of the Issuers or any Guarantor, and is not otherwise required by the applicable terms of this Indenture to provide a Guarantee (all as certified pursuant to such Officer's Certificate), to be unconditionally released and discharged from all obligations under its Guarantee, and such Guarantee will thereupon automatically and unconditionally terminate and be discharged and of no further force or effect; provided, that at the time of such release, no Event of Default shall have occurred and be continuing or would occur as consequences thereof (as certified pursuant to such Officer's Certificate).

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.11 or the first sentence of Section 10.01(a) after the Issue Date shall promptly (i) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations and (ii) execute and deliver to the Collateral Trustee a Grantor Supplement pursuant to which such Guarantor shall, subject to applicable legal limitations, be subject to the terms of the applicable Security Documents. Concurrently with the execution and delivery of such supplemental indenture and Grantor Supplement, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officer's Certificate to the effect that such supplemental indenture and Grantor Supplement has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms. Notwithstanding anything contained in this Indenture and any Security Documents, no Foreign Subsidiary shall be obligated to become a Guarantor or grant any Liens on its assets or property to the extent and for so long as the incurrence of such Guarantee or granting of Liens would reasonably be expected to give rise to or result in: any breach or violation of (1) statutory limitations, (2) corporate benefit, financial assistance, fraudulent preference, thin capitalization rules or capital maintenance rules, (3) binding and enforceable guidance and coordination rules or laws, or (4) corporate governance and fiduciary duty, rules or regulations (or analogous restrictions) in the case of each of the above clauses (1) through (4) of the applicable jurisdiction such Foreign Subsidiary is domiciled.

SECTION 10.07. Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

SECTION 10.08. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

SECURITY

SECTION 11.01. Security Interests. The due and punctual payment of the principal of, premium (if any), and interest (including PIK Interest) on, the Second Lien Notes and the Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), and interest (including PIK Interest) on, the Second Lien Notes and performance of all other Secured Obligations of the Issuers and the Guarantors, according to the terms hereunder, the Guarantees and under the Security Documents, are secured by the security interests granted in the Collateral as provided in the applicable Security Documents. Each Holder, by its acceptance of any

Securities, consents and agrees (a) to the terms of the Security Documents and the Intercreditor Agreements (including, in each case, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, (b) acknowledges that it has received a copy of the First Lien/Second Lien Intercreditor Agreement, (c) to the ranking of the Liens provided for in the Intercreditor Agreements (including subordination of the Liens securing the Obligations on the terms set forth in the First Lien/Second Lien Intercreditor Agreement), and that it will take no actions contrary to the provisions of the Intercreditor Agreements and (d) to the appointment of Ankura Trust Company, LLC, as Trustee and Collateral Trustee under this Indenture and as Collateral Trustee under the Security Documents. The foregoing provisions are intended as an inducement to the holders under the First Priority Debt Documents (as defined in the First Lien/Second Lien Intercreditor Agreement) and the Second Priority Debt Documents (as defined in the First Lien/Second Lien Intercreditor Agreement) to extend credit to the Issuers and such holders are intended third party beneficiaries of such provisions. Each Holder and the Trustee authorizes and directs the Collateral Trustee to enter into the Intercreditor Agreements and each Security Document, as collateral trustee for the Secured Parties, and to perform its respective obligations and exercise its rights thereunder in accordance therewith. The Issuers and the Guarantors consent and agree to be bound by the terms of the applicable Security Documents, as the same may be in effect from time to time, and agree to perform their respective obligations thereunder in accordance therewith, and the Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done, at the Issuers' sole cost and expense, all such acts and things as may be required by the provisions of the Intercreditor Agreements and the Security Documents, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Secured Parties. The Issuers hereby agree that the Collateral Trustee shall hold the Collateral for the benefit of the Secured Parties pursuant to the Security Documents and the provisions of the First Lien/Second Lien Intercreditor Agreement.

SECTION 11.02. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the priority of the Lien and security interest granted to the Collateral Trustee pursuant to the applicable Security Documents and the exercise of any right or remedy by the Trustee or Collateral Trustee hereunder and thereunder with respect to the Collateral are subject to the provisions of the Intercreditor Agreements. The Issuers and each Guarantor consents to, and agrees to be bound by the terms of the Intercreditor Agreements to the extent they are expressly applicable to such Person and to the extent it is a party thereto, and to perform its obligations thereunder in accordance with the terms therewith. In the event of any conflict between the terms of the Intercreditor Agreements on the one hand and this Indenture on the other, with respect to lien priority or rights and remedies in connection with the Collateral, the terms of the Intercreditor Agreements, shall govern.

SECTION 11.03.	Further Assurances.

(a)Subject to last sentence of Section 10.06, the Issuers and each Guarantor shall:

(i)enter into the Security Documents, the Intercreditor Agreements and any amendments or supplements to the Security Documents as may be necessary in order to cause the Collateral Trustee (for the benefit of the Secured Parties) to have valid and perfected Liens, with the relevant Lien priority, on the applicable Collateral, subject to Permitted Liens;

(ii)do, execute, acknowledge, deliver (subject to the applicable Intercreditor Agreement), record, file and register, as applicable, any and all acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required by the applicable Security Documents, the Intercreditor Agreements or any applicable law or that the Collateral Trustee may reasonably request to maintain valid and perfected Liens, with the relevant Lien priority, on the applicable Collateral, subject to Permitted Liens; provided, however, any deeds, conveyances, security agreements, assignments, notices of assignment, transfers, certificates, assurances and other instruments that are required to be executed, acknowledged and/or delivered by any of the Issuers or Guarantors shall be in form and substance reasonably satisfactory to such Issuer or Guarantor, as the case may be;

(iii)acknowledge and agree that such Security Documents shall provide that the Holders shall, automatically and without further action, become the beneficiaries of the pledges of property and assets to the Collateral Trustee pursuant to the Security Documents to the extent of any PIK Securities issued as payment of PIK Interest on the Securities and any increase in the principal amount of Securities as a result of the payment of PIK Interest; and

(iv)at the time of delivery of a Grantor Supplement, deliver to the Trustee and the Collateral Trustee Opinions of Counsel in form and substance reasonably satisfactory to the Trustee that the Grantor Supplement has been duly authorized, executed and delivered by the applicable Grantor (as defined in the Security Agreement) and constitutes legal, valid, binding and enforceable obligations of such additional Grantor, subject to customary qualifications and limitations.

(b)With respect to any fee-owned real property of the Issuers or any Guarantor (x) having a Fair Market Value in excess of $1,000,000 as of the Issue Date or (y) acquired after the Issue Date having a Fair Market Value in excess of $1,000,000 as of the date of acquisition (such real property, in each case, being a "Material Real Estate Asset") within 90 days thereafter (or within such longer period of time as reasonably consented to by the Collateral Trustee), the Issuers shall or shall cause the applicable Guarantor to:

(i)deliver to the Collateral Trustee, as mortgagee, for the benefit of the Secured Parties, fully executed mortgages, deeds of trust or similar documents under which a Lien is granted with respect to such real property ("Mortgages"), duly executed by the applicable Issuer or the applicable Guarantor, as the case may be, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid perfected Lien, subject to Permitted Liens, against the Material Real Estate Asset purported to be covered thereby;

(ii)deliver to the Collateral Trustee an ALTA mortgagee's title insurance policy or unconditional commitments therefor in favor of the Collateral Trustee in an amount equal to the Fair Market Value of the Material Real Estate Asset purported to be covered by the related Mortgage, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, other than Permitted Liens and any other exceptions disclosed in such policy, dated not more than 45 days (or such longer date as to which Collateral Trustee may agree) prior to the date of such Mortgage, and such policy shall also include, to the extent available and issued at ordinary rates, customary endorsements reasonably requested by Collateral Trustee, and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment) of all expenses and premiums of the title company and all other sums required in connection with the issuance of each title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Material Real Estate Asset in the appropriate real estate records;

(iii)deliver to the Collateral Trustee ALTA surveys of the Material Real Estate Asset purported to be covered by the related Mortgage, certified to Collateral Trustee and dated not more than 180 days prior to the date of such Mortgage, sufficient for the title insurance company to remove the standard survey exception from the title policy relating to such Material Real Estate Asset and, to the extent available, issue customary endorsements based on an ALTA survey as reasonably required by Collateral Trustee; provided that, if the Issuers are able to obtain a "no change" affidavit acceptable to the title company and deliver such certificate to the title company to enable it to issue a customary endorsement removing all exceptions which would otherwise have been raised by the title company as a result of the absence of a current survey for such Material Real Estate Asset, then a current survey shall not be required;

(iv)deliver to the Collateral Trustee flood certifications with respect to the Material Real Estate Asset purported to be covered by the related Mortgage and evidence of flood insurance with respect to each Material Real Estate Asset that is located (x) in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards and (y) in a community that participates in the National Flood Insurance Program, in form and substance reasonably satisfactory to Collateral Trustee;

(v)deliver an Opinion of Counsel to the Collateral Trustee that such Mortgage has been duly authorized, executed and delivered by such Issuer or such Guarantor, constitutes a legal, valid, binding and enforceable obligation of such Issuer or such Guarantor and creates a valid perfected Lien in the Material Real Estate Asset purported to be covered thereby, in each case, subject to customary exceptions and qualifications; and

(vi)deliver an Officer's Certificate to the Collateral Trustee that each of the conditions in clauses (i) through (iv) above have been satisfied.

SECTION 11.04. Impairment of Security Interests. Neither the Issuers nor any of their Restricted Subsidiaries will (i) knowingly or negligently take or omit to take any action which would adversely affect or impair the Liens granted in favor of the Secured Parties with respect to the Collateral (it being understood, that the incurrence of Permitted Liens (except Permitted Liens senior to the Liens securing the Secured Obligations to the extent such Lien is required to be subordinated to or pari passu with the Liens securing the Secured Obligations in accordance with this Indenture, any applicable Security Document or any Intercreditor Agreement) shall under no circumstances be deemed to materially impair the Liens with respect to the Collateral), except that the Collateral may be discharged and released in accordance with this Indenture, the applicable Security Documents and the Intercreditor Agreements or as required by an Intercreditor Agreement, (ii) grant any Person, or permit any Person to retain (other than the Collateral Trustee or any agent for of a Secured Party) any Liens on the Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with this Indenture, the Guarantees, the Intercreditor Agreements or the Security Documents, as applicable.

SECTION 11.05 Maintenance of Collateral – Collateral Trustee Obligations.

(a)The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Issuers and the Guarantors comply with their obligations under this Section 11.05. In addition, the Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, Collateral Trustee's Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care (other than the duty to use reasonable care with respect to any Collateral in its possession), disclosure, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Securities or as otherwise provided in the Security Documents. The Collateral Trustee shall have the right at any time with respect to any determination, designation, or judgment to be made in connection with this Indenture, the Security Documents and the Intercreditor Agreements to seek instructions from the Holders with respect to such determination, designation or judgment.

(b)The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Trustee nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto, provided, however, that the Collateral Trustee and/or Trustee shall be liable for all costs, losses, allegations, demands, penalties, fines, settlement, damages, judgments, expenses and costs on account of such Person's gross negligence, willful misconduct or bad faith as determined by a nonappealable order of a court of competent jurisdiction. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements, if any, and the Security Documents, the Collateral Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Trustee in the Collateral and that any such actions taken by the Collateral Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral, except to the extent such conduct constitutes gross negligence, willful misconduct or bad faith as determined by a nonappealable order of a court of competent jurisdiction.

SECTION 11.06. Release of Liens in Respect of the Obligations.

(a)The Collateral Trustee's Liens upon the Collateral will no longer secure the Obligations under this Indenture, and the right of the Holders of Securities and such Obligations to the benefits and proceeds of the Collateral Trustee's Liens on the Collateral will terminate and be automatically released upon the occurrence of any of the following:

(1)pursuant to the Intercreditor Agreements in connection with the exercise of remedies by the ABL Administrative Agent or First Priority Collateral Trustee (as defined in the First Lien/Second Lien Intercreditor Agreement), as applicable, in accordance with the terms of the applicable Intercreditor Agreement, during the continuation of an event of default under the ABL Credit Agreement or the First Lien Indenture, as the case may be;

(2)the satisfaction and discharge of this Indenture pursuant to and as set forth in

Article 8 hereof;

(3)in whole or in part, with the consent of the Holders of the requisite percentage of Securities in accordance with the provisions of Article 9 hereof;

(4)the sale, transfer or other disposition of Collateral permitted under Section 4.06 hereof;

(5)in the case of a Guarantor that is released from its Guarantee hereunder pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor, and Equity Interests issued by such Guarantor;

(6)the property or asset is or becomes Excluded Collateral (as defined in the

Security Documents);

(7)a legal defeasance or covenant defeasance under Article 8 hereof;

(8)in the case of any lease or other agreement or contract that is Collateral, upon termination of such lease, agreement or contract; and

(9)with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock in a transaction that is not prohibited by this Indenture.

(b)The Collateral Trustee shall execute, upon request and at the Issuers' expense, any documents, instruments, agreements or filings reasonably requested by the Issuers or any Guarantor to evidence such release of such Collateral; provided that if the Collateral Trustee is required to execute any such documents, instruments, agreements or filings, the Collateral Trustee shall be fully protected in relying upon an Officer's Certificate in connection with any such release stating that such release of Collateral is permitted to be released under this Indenture, the Intercreditor Agreements and/or the Security Documents, as applicable, and that all conditions precedent to such release in such documents have been complied with.

SECTION 11.07.	The Collateral Trustee.

(a)The Collateral Trustee will hold (directly or through co-trustees or agents), and is directed by each Holder to so hold, and will be entitled to enforce, on behalf of the Holders, all Liens on the Collateral created by the Security Documents for their benefit and the benefit of the other Secured Parties, subject to the provisions of the Intercreditor Agreements. Neither the Issuers nor any of their respective Affiliates may serve as Collateral Trustee.

(b)Except as provided in this Indenture and the Security Documents, the Collateral Trustee will not be obligated:

(1)to act upon directions purported to be delivered to it by any Person;

(2)to foreclose upon or otherwise enforce any Lien; or

(3)to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

SECTION 11.08. Co-Collateral Trustee. At any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties, or the Holders of at least a majority in principal amount of the Securities (including PIK Securities) then outstanding voting as a single class shall in writing so request the Collateral Trustee, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Trustee and the Issuers shall, at the reasonable request of the Collateral Trustee, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee (or the Holders of at least a majority in principal amount of the Securities (including PIK Securities) then outstanding voting as a single class, as the case may be) and the Issuers, either to act as co-Collateral Trustee or co-Collateral Trustees of all or any of the Collateral, jointly with the Collateral Trustee originally named herein or any successor or successors, or to act as separate collateral trustee or collateral trustees of any such property. In case an Event of Default shall have occurred and be continuing, the Collateral Trustee may act under the foregoing provisions of this Section 11.08 without the consent of the Issuers, and each Holder hereby appoints the Collateral Trustee as its trustee and attorney to act under the foregoing provisions of this Section 11.08 in such case.

SECTION 11.09. New Guarantors; After-Acquired Property.

(a)Subject in each instance to the last sentence of Section 10.06 and the terms and conditions set forth in the Security Documents,

(i)following the acquisition by any Issuer or Guarantor of any personal property that constitute Collateral, the Issuers, as soon as reasonably practicable after such property's acquisition or such property becoming an asset that constitutes Collateral and in no event after 60 days after such acquisition (or, in the event any Issuer or Guarantor is required to execute and deliver any account control agreement, collateral access agreement, bailee letters, or any other similar documents, agreements, letters or instruments, in each case in accordance with the Security Agreement or other applicable Security Documents, that require coordination with and approval of Persons other than the Collateral Trustee and any Issuer or Guarantor, within 90 days after such acquisition), shall, and shall cause each Guarantor to, and each such Guarantor shall do or cause to be done all acts and things that may be required by applicable law or as may be reasonably requested by the Collateral Trustee to perfect and maintain the perfection and priority of the Collateral Trustee's Liens on the Collateral, for the benefit of the Secured Parties, in each case, as contemplated by, and with the Lien priority required hereunder and under, the applicable Intercreditor Agreement and the Security Documents, all at the Issuers' sole expense; and

(ii)following a Restricted Subsidiary (including a newly created one) becoming a Guarantor (or a Restricted Subsidiary no longer constituting an Immaterial Subsidiary), the Issuers shall as soon as reasonably practicable after such Restricted Subsidiary becomes a Guarantor pursuant to Section 10.06 cause all of such Restricted Subsidiary's assets that constitute Collateral to be subjected to a Lien securing the Secured Obligations, and shall do or cause to be done all acts and things that may be required pursuant to the Security Agreement or by applicable law or as may be reasonably requested by the Collateral Trustee to perfect and maintain the perfection and priority of the Collateral Trustee's Liens on the Collateral, for the benefit of the Secured Parties, in each case, as contemplated by, and with the Lien priority required under, the Intercreditor Agreements and the Security Documents, all at the Issuers' sole expense.

(b)The Issuers shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Security Documents and any amendments thereto.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01.	Notices.

(a)Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person, via facsimile, electronic mail or other electronic transmission, mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the addressed as follows:

if to the Issuers or a Guarantor:

80 Grasslands Road

Elmsford, NY 10523 Attn: Todd Vogensen

Email: tvogensen@partycity.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attn: James Eric Ivester

Shana Elberg

Sarah Ward

Andrea Nicolas

if to the Trustee:

Ankura Trust Company, LLC, as Trustee and Collateral Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Lisa Price

Facsimile: 475-282-3450

The Issuers, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders, Trustee and Collateral Trustee) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, first-class, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made. Notices given in accordance with the procedures of the DTC will be deemed given on the date sent to the

DTC. Any notice or communication delivered to the Trustee or the Collateral Trustee shall be deemed effective upon actual receipt thereof.

(b)Any notice or communication mailed to a Holder shall be mailed, first class mail (certified or registered, return receipt requested), by overnight air courier guaranteeing next day delivery or sent electronically to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

(c)Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or otherwise delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

(d)Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary.

SECTION 12.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)an Officer's Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09 hereof) shall include:

(a)a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an officer's certificate as to matters of fact); and

(d)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 12.04. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Issuers, any Guarantor, or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.05. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.06. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.07. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.08. No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their Subsidiaries shall have any liability for any obligations of the Issuers or the Guarantors under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.09. Successors. All agreements of the Issuers and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or email (in PDF format or otherwise) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

SECTION 12.11. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

SECTION 12.12. Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.13. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.15. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

SECTION 12.16. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

ANAGRAM INTERNATIONAL, INC.

By:	/s/ Todd Vogensen
Name: Todd Vogensen
	Title:	Vice President, Treasurer
ANAGRAM HOLDINGS, LLC
By:	/s/ Todd Vogensen
Name: Todd Vogensen
	Title:	Authorized Officer

ANAGRAM INTERNATIONAL HOLDINGS, INC.,

as Guarantor

By:	/s/ Todd Vogensen
Name: Todd Vogensen
Title: Vice President and Treasurer

ANKURA TRUST COMPANY, LLC, as Trustee and

Collateral Trustee

By:	/s/ Lisa J. Price
Name: Lisa J. Price
Title: Managing Director

[Indenture – Signature Page]

APPENDIX A

Transfer Restrictions

1.Definitions.

1.1Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

"Definitive Security" means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

"Depository" means The Depository Trust Company, its nominees and their respective successors.

"Global Securities Legend" means the legend set forth under that caption in Exhibit A to the Indenture.

"IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Regulation S" means Regulation S under the Securities Act.

"Regulation S Securities" means all Securities offered and sold outside the United States in reliance on Regulation S.

"Restricted Global Securities" means Global Securities and any other Securities that are required to bear, or are subject to, the Restricted Securities Legend.

"Restricted Period," with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee and (b) the Issue Date.

"Restricted Securities Legend" means the legend set forth in Section 2.2(f)(i) herein.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Securities" means all Securities offered and sold to QIBs in reliance on Rule

144A.

"Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

"Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

Appendix A-1

"Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

"Unrestricted Definitive Securities" means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

"Unrestricted Global Securities" means Global Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

1.2Other Definitions.

	Term:	Defined in Section:
	4(a)(2) Securities	2.1(a)
	Agent Members	2.1(a)
	Clearstream	2.1(a)
	Euroclear	2.1(a)
	Global Securities	2.1(a)
	Regulation S Global Securities	2.1(a)
	Regulation S Permanent Global Security	2.1(a)
	Regulation S Temporary Global Security	2.1(a)
	Rule 144A Global Securities	2.1(a)
2.	The Securities.

2.1Form and Dating; Global Securities.

(a)Global Securities. 4(a)(2) Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the "4(a)(2) Global Securities").

Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the "Rule 144A Global Securities").

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Security" and, together with the Regulation S Permanent Global Security (defined below), the "Regulation S Global Securities"), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system ("Euroclear") or Clearstream Banking, Société Anonyme ("Clearstream").

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in a permanent Global Security (the "Regulation S Permanent Global Security") pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Appendix A-2

The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by participants through Euroclear or Clearstream.

The term "Global Securities" means the 4(a)(2) Global Securities, Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of a member of, or participant in, such Depository (an "Agent Member"), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(i)Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Security and the Issuers thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuers, at its option, notifies the Trustee that it elects to cause the issuance of Definitive Securities or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depositary shall have requested such exchange; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Issuers for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(ii)In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(a), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

Appendix A-3

(iii)Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(iv)Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(v)The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

2.2Transfer and Exchange.

(a)Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(a). Global Securities will not be exchanged by the Issuers for Definitive Securities except under the circumstances described in Section 2.1(a)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(h).

(b)Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another

Appendix A-4

Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(h).

(iii)Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(1)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(2)if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuers so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer's Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

Appendix A-5

(v)Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(a)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(a)(ii). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

(d)Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i)Transfer Restricted Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B)if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C)if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D)if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E)if such Transfer Restricted Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

Appendix A-6

(F)if such Transfer Restricted Security is being transferred to the Issuers or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

(ii)Transfer Restricted Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Security may exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(1)if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(2)if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of a written order of the Issuers in the form of an Officer's Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii)Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an written order of the Issuers in the form of an Officer's Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

Appendix A-7

(iv)Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(e)Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)Transfer Restricted Securities to Transfer Restricted Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C)if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D)if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E)if such transfer will be made to the Issuers or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii)Transfer Restricted Securities to Unrestricted Definitive Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(i)if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(ii)if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of

Appendix A-8

an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuers so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv)Unrestricted Definitive Securities to Transfer Restricted Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)Legend.

(i)Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the "Restricted Security Legend"):

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH

Appendix A-9

SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a)

INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR

(d)IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUESTS), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY."

Each Regulation S Temporary Global Security shall bear the following additional legend (the "Regulation S Temporary Global Security Legend"):

"THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT."

Each Global Security shall bear the following additional legends (the "Global Securities Legend"):

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

"TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF

Appendix A-10

THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

Each Definitive Security shall bear the following additional legend (the "Definitive Security Legend"):

"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

(ii)Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 of the Securities Act (such certification to be in the form set forth on the reverse of the Security).

(iii)Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

Each Security certificate evidencing a Global Security or a Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the "OID Legend"):

"THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 80 GRASSLANDS ROAD, ATTN: INVESTOR RELATIONS, ELMSFORD, NY 10523 OR INVESTORRELATIONS@PARTYCITY.COM."

(g)Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Appendix A-11

(h)Obligations with Respect to Transfers and Exchanges of Securities.

(i)To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

(ii)No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.04 of the Indenture).

(iii)Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(i)No Obligation of the Trustee.

(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-12

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Insert Global Securities Legend if applicable] [Insert Restricted Securities Legend if applicable]

[Insert Regulation S Temporary Global Security Legend if applicable]

[Insert Definitive Security Legend if applicable]

[Insert OID Legend]

No.	$___________
10.00% PIK/Cash Senior Secured Second Lien Notes due 2026
CUSIP No.:1
ISIN No.:2

Anagram International, Inc. a Minnesota corporation and Anagram Holdings, LLC, a Delaware limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum of $___________ Dollars, [as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Security attached hereto,]3 on August 15, 2026.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ANAGRAM INTERNATIONAL, INC.

By:

Name:

Title:

ANAGRAM HOLDINGS, LLC

By:

Name:

Title:

1[•]

2[•]

3Use the Schedule of Increases and Decreases language if Security is in Global Form.

TRUSTEE'S CERTIFICATE OF

AUTHENTICATION

THE HUNTINGTON NATIONAL BANK,

as Authenticating Agent, certifies that this is one of the Securities referred to in the Indenture.

By:

Authorized Signatory

Dated:

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES—SCHEDULE OF
INCREASES OR DECREASES IN GLOBAL SECURITY."

[FORM OF REVERSE SIDE OF SECURITY]

10.00% PIK/Cash Senior Secured Second Lien Notes due 2026

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.Interest. Anagram International, Inc. a Minnesota corporation and Anagram Holdings, LLC, a Delaware limited liability company (together, the "Issuers"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2021.4 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30- day months. Interest shall be (a) payable at a rate per annum of 5.00%, at the option of the Issuers, either

(x)in cash or (y) PIK Interest by increasing the principal amount of the Securities outstanding or, with respect to Securities represented by certificated notes, issuing additional PIK Securities and (b) payable at a rate per annum of 5.00%, in the form of PIK Interest only; provided, however, that on August 15, 2025 interest shall be payable at a rate per annum of 10.00% in the form of PIK Interest only. The Issuers shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.Method of Payment. The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and cash interest (including with respect to PIK Securities at maturity, if applicable) in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest (including PIK Interest, if applicable) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest (including PIK Interest)) at the office of the Paying Agent, except that, at the option of the Issuers, payment of cash interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments of cash interest on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). At all times, PIK Interest on the Second Lien Notes will be payable (x) with respect to Second Lien Notes represented by one or more Global Securities registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Securities by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Issuers to the Trustee, and the Trustee, at the written direction of the Issuers, will record such increase in such Global Security and (y) with respect to Second Lien Notes represented in certificated form, by issuing PIK Securities in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Issuers, authenticate and deliver such PIK Securities in

4With respect to Securities issued on the Issue Date.

certificated form for original issuance to the holders on the relevant record date, as shown by the records of the register of Holders. Notwithstanding anything herein to the contrary, the payment of accrued interest in connection with any redemption of Securities pursuant to Article III of the Indenture or in connection with any repurchase of Securities pursuant to Section 4.06 or 4.08 of the Indenture shall be made solely in cash.

3.Paying Agent and Registrar. Initially, Ankura Trust Company, LLC, a New Hampshire limited liability company (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or any of their domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

4.Indenture. The Issuers issued the Securities under an Indenture dated as of July 30, 2020 (the "Indenture"), among the Issuers, the guarantors from time to time party thereto, the Trustee and the Collateral Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions

The Securities are senior secured obligations of the Issuer. The Securities include any PIK Securities. Securities and any PIK Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuers and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors party to the Indenture from time to time will, jointly and severally, irrevocably and unconditionally guarantee the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5.Optional Redemption. The Securities are subject to the optional redemption provisions set forth in Article 3 of the Indenture.

6.Mandatory AHYDO Catch-Up Payment. The Securities are subject to the mandatory redemption provision set forth in Section 3.10 of the Indenture.

7.Sinking Fund. The Securities are not subject to any sinking fund.

8.Notice of Redemption. Notice of redemption will be delivered electronically, mailed by first-class mail or otherwise sent in accordance with the procedures of the Depositary at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $250,000 may be redeemed in part but only in whole multiples of $1.00. If money sufficient to pay the redemption price of and accrued and unpaid interest (including PIK Interest) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

9.Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales. Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers and/or the Parent to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including an amount of cash equal to all accrued and unpaid PIK Interest), if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture. In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events constituting "Asset Sales."

10.Denominations; Transfer; Exchange. The Securities are in registered form, without coupons, in minimum denominations of $1.00 and any integral multiple of $1.00. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

11.Persons Deemed Owners. The registered Holder of this Security shall be treated as the owner of it for all purposes.

12.Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.Discharge and Defeasance. Subject to certain conditions and as set forth in the Indenture, the Issuers at any time may terminate some of or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.Amendment; Waiver. The Securities are subject to the redemption provisions set forth in Article 9 of the Indenture.

15.Defaults and Remedies. The Securities are subject to the default and remedy provisions set forth in Article 6 of the Indenture.

16.Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their Subsidiaries shall have any liability for any obligations of the Issuers or the Guarantors under the

Securities, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

18.Authentication. This Security shall not be valid until an authorized signatory of the Authenticating Agent manually signs the certificate of authentication on the other side of this Security.

19.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

21.CUSIP Numbers; ISINs. The Issuers have caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax identification No.)

and irrevocably appoint _______________ as agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature: ____________________________

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:	Signature of Signature Guarantee: _____________

Date: __________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Anagram International, Inc. Anagram Holdings, LLC 80 Grasslands Road Elmsford, NY 10523 Attn: Todd Vogensen

Email: tvogensen@partycity.com

Ankura Trust Company, LLC

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Lisa Price

Facsimile: 475-282-3450

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_______________ principal amount of Securities held in (check applicable space) ________ book-entry or ________ definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	to the Issuers or subsidiary thereof; or
(2)	to the Registrar for registration in the name of the Holder, without transfer; or
(3)	inside the United States to a "qualified institutional buyer" (as defined in Rule
144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(4)	outside the United States in an offshore transaction within the meaning of
Regulation S under the Securities Act in compliance with Rule 904 under the
Securities Act and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or
(5)	to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements in the form attached as Exhibit
B to the Indenture; or
(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:	Your Signature: ____________________________
Signature Guarantee:	Signature of Signature Guarantee: _____________

Date: ____________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ___________________________	_____________________________________
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $__________. The following increases or decreases in this Global Security have been made:

	Amount of	Amount of		Signature of
		increase		authorized
	decrease in	in Principal	Principal amount of this	signatory of
	Principal Amount	Amount	Global	Trustee or
Date of	of this	of this Global	Security following such	Securities
Exchange	Global Security	Security	decrease or increase	Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuers and/or the Parent pursuant to Section 4.06 (Asset Sale Offer) or 4.08 (Change of Control Offer) of the Indenture, check the box:

Asset Sale	Change of Control

If you want to elect to have only part of this Security purchased by the Issuers and/or the Parent pursuant to Section 4.06 (Asset Sale Offer) or 4.08 (Change of Control Offer) of the Indenture, state the amount ($250,000 or any integral multiple of $1.00):

$

Date: _________________________	Your Signature:

(Sign exactly as your name appears on the other side of this __________________________ Security)

Signature Guarantee: _______________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

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EXHIBIT B

[FORM OF]

TRANSFEREE LETTER OF REPRESENTATION

Anagram International, Inc. Anagram Holdings, LLC

c/o Ankura Trust Company, LLC [•]

Ladies and Gentlemen:

This CERTIFICATE IS DELIVERED TO REQUEST A TRANSFER OF $[ ]

PRINCIPAL AMOUNT OF THE 10.00% PIK/CASH SENIOR SECURED SECOND LIEN NOTES DUE 2026 (THE "SECURITIES") OF ANAGRAM INTERNATIONAL, INC. AND ANAGRAM HOLDINGS, LLC (THE "ISSUERS").

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

(1)We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),

(3)or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2)We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which either the Issuers or any affiliate of such Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases

(a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not

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apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made to an institutional "accredited investor" prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (b), (c) or (d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated: _____________________________

TRANSFEREE:,

By:

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EXHIBIT C
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of [	],
among [	] (the "New Guarantor") and Ankura Trust Company, LLC, as trustee (the "Trustee")
and collateral trustee (the "Collateral Trustee") under the Indenture referred to below.

W I T N E S E T H:

WHEREAS the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee and Collateral Trustee an indenture, dated as of July 30, 2020 (as amended, supplemented or otherwise modified, the "Indenture"), providing initially for the issuance of $84,686,977 in aggregate principal amount of the Issuers' 10.0% PIK/Cash Senior Secured Second Lien Notes due 2026 (the "Securities");

WHEREAS Sections 4.11 and 10.06 of the Indenture provide that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers' Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee and Collateral Trustee acting on behalf of and for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to irrevocably and unconditionally guarantee the Issuers' Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.Releases. A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations as provided in Section 10.02(b) and (c) of the Indenture.

4.Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.

5.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6.No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Issuers or of the New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Securities, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

7.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,

AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

8.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

10.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

11.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

12.Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors. All agreements of the Trustee and the Collateral Trustee in the Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:

Name:

Title:

ANKURA TRUST COMPANY, LLC, as Trustee

By:

Name:

Title:

ANKURA TRUST COMPANY, LLC, as Collateral

Trustee

By:

Name:

Title

Exhibit D

Form of First Lien/Second Lien Intercreditor Agreement

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Schedules